Filed pursuant to Rule 424(b)(3)

Registration No. 333-226174

PROSPECTUS

13,090,586 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 13,090,586 shares of common stock of Amesite Inc., par value $0.0001 per share which includes (i) 5,833,333 shares of common stock privately issued to the selling stockholders on April 27, 2018 in exchange for shares of Amesite Operating Company, a Delaware corporation, which became our wholly owned subsidiary on April 27, 2018, (ii) 3,100,000 shares of common stock held by the pre-Merger stockholders of Lola One Acquisition Corporation, (iii) an aggregate of 2,921,145 shares of common stock issued through closings of the private placement offering on April 27, 2018 and June 8, 2018, (iv) an aggregate 895,829 shares of common stock issued through the closing of a private placement offering to certain investors of Amesite Operating Company on April 27, 2018, and (v) an aggregate 340,279 shares of common stock issued to certain Amesite consultants. All of the shares of common stock being offered, when sold, will be sold by the selling stockholders. We will not receive any proceeds from the sale of these shares of common stock by the selling stockholders. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 48. We have borne and will continue to bear the costs relating to the registration of these shares of common stock.

There is not currently, and there has never been, any established public trading market for any of our securities. Our securities are not currently eligible for trading on any national securities exchange, including the NASDAQ Stock Market, or any over-the-counter markets. We cannot assure you that our securities will become eligible for trading on any exchange or market. In connection with this offering, we have arranged for a registered broker-dealer to apply to have our common stock quoted on the OTCQB or another over-the-counter system not including the OTC Pink Market. Until such time as our common stock is quoted on the OTCQB or another over-the-counter system not including the OTC Pink Market, the selling stockholders identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $1.50 per share, for a total offering amount of $19,635,879. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2018

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission, or the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, any related prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus filed with the SEC, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, any prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus, any prospectus supplement or free writing prospectus outside the United States.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Business,” contains express or implied forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this prospectus, in any related prospectus supplement and in any related free writing prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our planned online machine learning platform’s ability to improve first-year products and enable universities to offer timely, popular courses in their own physical facilities, without becoming software tech companies;

●	our planned online machine learning platform’s ability to result in opportunistic incremental revenue for colleges and universities, and improved ability to garner state funds due to increased retention and graduation rates through use of machine learning and natural language processing;

●	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our expectations relating to the use of proceeds from the Private Placement (as defined later in this prospectus), and our needs for additional financing;

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third parties to conduct our business and studies;

●	our reliance on third party designers, suppliers, and partners to provide and maintain our learning platform;

●	our ability to attract and retain qualified key management and technical personnel;

iii

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or Jobs Act;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

iv

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

All references to “Amesite OpCo” herein refer to Amesite Inc., a privately held Delaware corporation, which changed its name to “Amesite Operating Company”. Unless otherwise stated or the context otherwise requires, references to “Amesite,” the “Company,” “we,” “our,” “us,” or similar terms refer to Amesite Inc. and our wholly-owned subsidiary, Amesite Operating Company. Amesite Operating Company holds all material assets and conducts all business activities and operations of the Company.

Overview

We are a development stage artificial intelligence software company targeting the college course market. We are creating a cloud-based platform for college and university courses to be delivered to learners online and in hybrid online / on campus formats. We plan to use machine learning to provide a novel, mass customized experience to learners. Our intended customers are universities and colleges, and we are passionate about improving the learner experience and learner outcomes in college courses, and improving colleges’ ability to create and deliver both. To date, we have not developed a marketable product nor have we generated any revenues. There can be no assurance that we will ever develop a marketable product or generate revenues. See “Risk Factors.”

Our Strategy

We will work closely with our customers to deliver college courses, and share the revenue that our customers receive from learners. We will convert customer content onto our proprietary platform, and use the proprietary data we collect on learner behavior and responses with their consent, to deliver to learners engaging, effective college courses. We aim to reduce college operating costs, and improve learner experience and performance. Customers will generate content, admit and enroll learners, approve of assessments, grading and engagement techniques, and deliver grades and credits to learners. Courses will be branded according to customer norms, and will be marketed collaboratively, as customer products.

Our Proprietary Technology

Large, lecture-based college courses offer the opportunity to collect substantial datasets impractical for instructors to collect, but highly relevant to individuals’ learning experience and outcomes. College instructors are unable to customize delivery of information based on learners’ habits, given their present inability to collect and analyze learners’ data. We plan to implement machine learning algorithms to enable mass customized learning in higher education, freeing instructors from routine analysis and enabling delivery of information only possible with specific data on behaviors and preferences of individual learners. Learner data will be collected with learner permission, and information about learner behavior, study preferences and preference for types of material delivered as part of college courses, will be used to improve learning outcomes and learner experiences. We will validate algorithms using both offline and online testing.

1

By correlating learner behaviors with specific outcomes as identified by qualified instructors, we will train our algorithms specifically for important college course outcomes, enabling it to be a useful tool for instructors. We believe that the combination of information that will be collected through our educational products, and outcomes measured using our online learning products will be unique, and constantly improved.

We will never sell or distribute our learner data to third parties without the explicit permission of learners. We will not deliver unwanted content or advertising to learners or to customer personnel. Our proprietary technology is developed solely for purposes of improving learner experiences and outcomes, and improving the ability of college and university instructors and other staff to deliver outstanding educational products.

Our Research and Development Programs

We will use advanced technologies to create effective and accessible higher learning environments. We seek to improve the college experience by targeting the earliest, foundational, core courses that are required in order for learners to achieve college degrees. These courses form the building blocks for higher education learning and professional contribution. Our research and development programs will expand continuously based on learner preferences, outcomes and the desires of our customer colleges and universities. Some of these will include:

●	Improvements in learner engagement with cloud-based platforms. We will continuously gather data on how learners engage with our platform and other online platforms, and conduct research and development to create and incorporate useful tools for learning on our platform.

●	Improvements in instructor experience using our platform. We will continuously develop tools designed to improve the ability of our customers to deliver timely and relevant content, deliver assessments which are fair, correctly represent educational objectives and give repeatable outcomes when employed on the platform.

●	Algorithms for optimizing learning products for those pursuing college degrees. We will conduct research to improve the efficiency and robustness of our algorithms, employing mixed models to deliver validated tools. We will use our algorithms to deliver solutions for seeking courses, determining their transferability, and determining their applicability toward degrees.

●

Qualification of information for use by learners at the college level. We plan to provide both our customers and our learners with the constantly improving ability to find and integrate qualified information into products on our platform, and maximize learner ability to utilize qualified information, contextualized by structured college courses designed to offer learners the most carefully curated, most relevant, timely and engaging materials in every discipline in which we offer products.

2

Risks Factors

Our ability to implement our current business strategy is subject to numerous risks, as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

●	We have no operating history in online programs and may fail to gain initial customers;

●	We have not developed a marketable product and we have not generated any revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business;

●	There is substantial doubt about our ability to continue as a going concern;

●	Our business model relies on adequate revenue sharing with colleges and universities, for online delivery of their courses. If we fail to attract customers, or to negotiate agreements with them that provide us with sustainable revenue, it will impair our ability to operate and grow our business;

●	We will be relying on our customers, which are colleges and universities, to drive enrollment and revenue;

●	We will face intense competition, which may cause pricing pressures, decreased gross margins and loss of market share and may materially and adversely affect our business, financial condition and results of operations;

●	We are dependent on the services of certain key management personnel, employees, advisors and consultants. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively;

●	We have risk factors within and outside of our control that may inhibit our ability to deliver products on our platform;

●	We may have risks related to our financial condition;

●	If our security measures or those of our future business partners are breached or fail and result in unauthorized disclosure of data, we could lose customers and/or fail to attract new customers. Such breach or failure could also harm our reputation and expose us to protracted and costly lawsuits;

●	We may have risks related to regulatory requirements;

●	We may have risks related to managing any growth we may experience;

3

●	We face risks and challenges related to any implementation of blockchain technology into our business to protect user information;

●	We face additional risks relating to our reliance on blockchain solutions provided by third-parties;

●	The offering price was arbitrarily determined and you may not be able to sell the securities you purchase in this offering at the offering price or at any price;

●	We are an “emerging growth company” and are thus, subject to reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies.” Our investors could receive less information than they might expect to receive from more mature public companies.;

●	There is currently no market for our common stock and we cannot assure you that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate;

●	Our common stock may not be eligible for listing or quotation on any securities exchange;

●	The future issuance of equity or of other securities that are convertible into equity may dilute your investment and reduce your equity interest;

●	Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value;

●	Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval;

●	Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and

●	Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Recent Developments

Increase Authorized Capital

On August 20, 2018, we filed a certificate of amendment with the Delaware Secretary of State to increase our authorized capital stock from 50,000,000 shares to 100,000,000 shares as described in our Definitive Information Statement on Schedule 14C as filed with the SEC on July 2, 2018.

Appointment of Chief Financial Officer

Effective as of August 20, 2018, our board appointed Benjamin D. Williams to serve as our Chief Financial Officer. Effective as of August 22, 2018, our controller, Bernie Chong resigned. Mr. Chong’s resignation was not the result of any disagreement with the Company and we thank him for his service to the Company.

Reverse Merger

On April 27, 2018, pursuant to an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, among Lola One Acquisition Corporation, or Lola One, Lola One Acquisition Sub, Inc., and Amesite OpCo, Lola One Acquisition Sub, Inc. merged with and into Amesite OpCo, with Amesite OpCo remaining as the surviving entity and a wholly-owned operating subsidiary of our company. This transaction is referred to herein as the Merger. The Merger was effective on April 27, 2018 upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or the Effective Time.

4

Pursuant to the Merger, we acquired the business of Amesite OpCo, a company that is developing an artificial intelligence and blockchain-driven online platform that plans to offer degree building courses for learners. At the Effective Time, 4,000,000 shares of Amesite OpCo’s Class B Common Stock, being all of the issued and outstanding shares of Amesite OpCo immediately prior to the closing of the Merger, were converted into 5,833,333 shares of our common stock after adjustments due to rounding for fractional shares.

 In addition, pursuant to the Merger Agreement, options to purchase 650,000 shares of Amesite OpCo’s Class B Common stock issued and outstanding immediately prior to the closing of the Merger pursuant to Amesite OpCo’s 2017 Equity Incentive Plan were assumed and converted into options to purchase 947,917 shares of our common stock. The issuance of shares of our common stock, or options to purchase our common stock, to holders of Amesite OpCo’s capital stock and options, as applicable, are collectively referred to herein as the “Share Conversion”.

The Merger was treated as a reverse recapitalization for our Company for financial reporting purposes. Amesite OpCo is considered the acquirer for accounting purposes, and our historical financial statements before the Merger have been replaced with the historical financial statements of Amesite OpCo before the Merger in our subsequent filings with the SEC. The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Share Conversion was not registered under the Securities Act of 1933, as amended, or the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described elsewhere in this prospectus. This prospectus relates to the sale or other disposition from time to time of up to 13,090,586 shares of our common stock issued in connection with the Merger, the Private Placement and the Insider Investment,  held by certain of our consultants or held by the pre-Merger stockholders of Lola One Acquisition Corporation.

Private Placement

On April 27, 2018 and June 8, 2018, we sold an aggregate of 2,921,145 shares of our common stock pursuant to a private placement offering, or the Private Placement, at a purchase price of $1.50 per share, or the Sale Price. The Company granted to the investors in the Private Placement registration rights requiring the Company to register those shares of common stock for public resale. The then existing stockholders of Amesite who agreed to become parties to the registration rights agreement also became entitled to such registration rights. The aggregate gross proceeds from the Private Placement were approximately $4.4 million (before deducting placement agent fees and expenses of such closings).

The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The common stock in the Private Placement was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

5

Insider Investment

Concurrent with the April 27, 2018 initial closing of the Private Placement, Amesite OpCo investors purchased 895,829 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of approximately $1.08 million (the “Insider Investment”). The shares of common stock purchased as part of the Insider Investment by certain insiders are subject to lock-up agreements with us for a term of twenty-four (24) months from the date of closing of the Insider Investment. The investors in the Insider Investment also became entitled to such registration rights offered in the Private Placement.

The Insider Investment was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The common stock in the Inside Investment was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We could remain an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the end of our most recently completed second fiscal quarter, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise generally applicable to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	option of delaying the adoption of certain new or revised financial accounting standards;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced disclosure and other requirements, and thus the information we provide to you may be different than you might get from other public companies in which you hold shares.

6

Our Corporate Information

We were originally incorporated in the State of Delaware on April 6, 2017 under the name “Lola One Acquisition Corporation.” Prior to the Merger, Lola One was a “shell” company registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with no specific business plan or purpose until it began operating the business of Amesite OpCo through the Merger on April 27, 2018. Amesite OpCo was originally incorporated in the State of Delaware on November 14, 2017. Amesite OpCo is a development stage artificial intelligence software company targeting the college course market. Amesite OpCo is creating a cloud-based platform for college and university courses to be delivered to learners online and in hybrid online / on campus formats. Immediately after giving effect to the Merger and the initial closing of the Private Placement, the business of Amesite OpCo became our business.

Our corporate headquarters is located at 205 East Washington Street, Suite B, Ann Arbor, MI 48104, and our telephone number is (650) 516-7633. We maintain a website at www.amesite.com. Our filings with the SEC will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Common stock offered by selling stockholders	13,090,586 shares of common stock

Common stock outstanding	13,490,586 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered hereby by the selling stockholders.

7

Offering price	The selling stockholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $1.50 per share until such time as our common stock is quoted on the OTCQB, or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors	You should read the “Risk Factors” section beginning on page 9 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for our common stock

There is not now and there has never been any market for our common stock and an active market may never develop. In connection with this offering, we have arranged for a broker-dealer to apply to have our common stock quoted on the OTCQB or another over-the-counter system. In the future, we intend to seek to have our common stock quoted on a national securities exchange. However, we may not be successful in having our common stock quoted on an over-the-counter market or listed on a national securities exchange.

The number of shares of common stock outstanding is based on an aggregate of 13,490,586 shares outstanding as of September 20, 2018, and excludes equity awards exercisable into an aggregate of 947,918 shares of our common stock that were subject to equity awards originally granted under the Amesite Inc. 2017 Equity Incentive Plan, or the 2017 Plan, to former Amesite OpCo equity award holders and assumed by us in connection with the Merger.

Unless otherwise indicated in this prospectus, all share and per share figures assume no exercise of outstanding options or warrants after September 20, 2018, and reflect the conversion of all shares of Amesite OpCo Class B common stock then outstanding for an aggregate of 5,833,333 shares of our common stock upon the Effective Time of the Merger on April 27, 2018, provided, however, that the share and per share numbers in the audited financial statements of Amesite for the period ended December 31, 2017 included in this prospectus are not adjusted to give effect to the Merger.

8

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the risk factors discussed below when considering an investment in our common stock and any risk factors that may be set forth in any related prospectus supplement, any related free writing prospectus, as well as the other information contained in this prospectus, any related prospectus supplement and any related free writing prospectus. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to our Business

We have no operating history in online programs and may fail to gain initial customers.

We were incorporated in November 2017, and have no operating history in offering online courses. Historically, we have had no assets other than cash. If our assumptions about market needs are incorrect, we may fail to launch courses and gain initial customers. Even if we launch courses in a timely manner, our assumptions regarding recovery of upfront costs and growth of revenue may differ substantially from reality, in which case we will fail to achieve our revenue goals.

We have not developed a marketable product and we have not generated any revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business.

We have not developed a marketable product and we have not generated any revenue since inception. There can be no assurance that we will ever develop a marketable product or generate any revenue. We are subject to the substantial risk of failure facing businesses seeking to develop and commercialize new products and technologies. Should we successfully develop our platform, we will expend significant capital in launching our first courses. We will also incur substantial accounting, legal and other overhead costs as a public company. If our courses are unsuccessful, result in insufficient revenue or result in the Company not being able to sustain revenue, we will be forced to reduce expenses, which may result in an inability to gain new customers.

There is substantial doubt about our ability to continue as a going concern.

We are in the early stages of developing our platform and have not completed our efforts to establish a stabilized source of revenue sufficient to cover our costs over an extended period of time. As of December 31, 2017 and June 30, 2018, we had net losses of $31,465 and $490,102, respectively. From November 14, 2017 (being the date of incorporation) through June 30, 2018, we have incurred net losses of $521,567. We have concluded that these conditions raise substantial doubt about our ability to continue as a going concern. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Our long-term future growth and success is dependent upon our ability to raise additional capital and implement our business plan. There is no assurance that we will be successful in implementing our business plan or that we will be able to generate sufficient cash from operations, sell securities or borrow funds on favorable terms or at all. Our inability to generate significant revenue or obtain additional financing could have a material adverse effect on our ability to fully implement our business plan and grow our business to a greater extent than we can with our existing financial resources.

Our business model relies on adequate revenue sharing with colleges and universities, for online delivery of their courses. If we fail to attract customers, or to negotiate agreements with them that provide us with sustainable revenue, it will impair our ability to operate and grow our business.

We may not be able to convince colleges and universities that our methods will produce better outcomes than their current approaches to residential and online courses, in a cost-effective manner. We may also not be able to convince them to dedicate significant resources to moving courses onto our platform, and gain their trust in operating them collaboratively. If our courses are not better, or only modestly better than the incumbent versions, we will be unable to grow and gain more customers, which may materially harm our business.

We will be relying on our customers, which are colleges and universities, to drive enrollment and revenue.

Factors within and outside of our control will affect enrollments and include the following:

●	Negative perceptions about online courses. Students may reject the opportunity to take courses online, when residential courses are offered as an option, due to negative perceptions of online education.

●	Ineffective marketing efforts. We will rely on our own and our customers’ marketing efforts to drive enrollment of our online courses. If we or our customers fail to successfully execute our marketing strategies, we will suffer reduced revenue.

9

●	Damage to customer reputation. Our customers’ rankings, reputation and marketing efforts strongly affect enrollments, none of which we control. If we fail to gain customers with strong, stable reputations and rankings, we will fail to secure courses that have stable enrollments.

●	Lack of subscription to our courses. We do not control the courses required for a degree by our customers, and if the courses we offer do not build to a degree, enrollments could suffer.

●	Reduced enrollment in higher education due to lack of funding. Significant reductions in student funding, through grants or loans, would reduce enrollments in courses on our platform and could adversely affect our business model.

●	General economic conditions. Any contraction in the economy could be expected to reduce enrollment in higher education, whether by reducing funding, reducing corporate allowances for continuing education, general reductions in employment or savings or other factors. Any of these could substantially reduce enrollment in courses offered on our platform.

We will face intense competition, which may cause pricing pressures, decreased gross margins and loss of market share and may materially and adversely affect our business, financial condition and results of operations.

We will compete with other online education services companies, and colleges and universities themselves. We expect competition in our markets to intensify, as new competitors enter the online education market, existing competitors merge or form alliances, and new technologies emerge. Our competitors may introduce new solutions and technologies that are superior to our platform. Certain of our competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than we can.

Increased competition could also result in pricing pressures, declining average selling prices for our service model, decreased gross margins and loss of market share. We will need to make substantial investments to develop these enhancements and technologies to our platform, and we cannot assure investors that we will have funds available for these investments or that these enhancements and technologies will be successful. If a competing technology emerges that is, or is perceived to be, superior to our existing technology and we are unable to adapt and compete effectively, our market share and financial condition could be materially and adversely affected, and our business, revenue, and results of operations could be harmed.

We are dependent on the services of certain key management personnel, employees, advisors and consultants.  If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively.

We depend on the services of a number of key management personnel, employees, advisors and consultants and our future performance will largely depend on the talents and efforts of such individuals. We do not currently maintain “key person” life insurance on any of our employees, including members of our management team, and the loss of one or more of such key individuals, or failure to find a suitable successor, could hamper our efforts to successfully operate our business and achieve our business objectives. Our future success will also depend on our ability to identify, hire, develop, motivate and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired entity, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

We have risk factors within and outside of our control that may inhibit our ability to deliver products on our platform.

Our customers will rely on us to deliver a stable platform, with correct measures of performance in a manner that instructors, lecturers, graduate student assistants and professors can easily use.

Even if we are successful in delivering a stable platform, our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results:

●	our ability to compete effectively;

●	our ability to continue to attract users to our platform;

10

●	our ability to attract new customers to our platform;

●	our ability to attract colleges and universities to our platform;

●	the mix in our net revenues generated from customers and colleges and universities;

●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;

●	our focus on long term goals over short-term results;

●	the results of our investments in risky projects;

●	general economic conditions and those economic conditions specific to our online courses;

●	our ability to keep our platform operational at a reasonable cost and without service interruptions;

●	the success of our geographical and product expansion;

●	our ability to attract, motivate and retain top-quality employees;

●	foreign, federal, state or local government regulation that could impede our ability to operate our platform;

●	our ability to upgrade and develop our systems, infrastructure and products;

●	new technologies or services that block our platform and user adoption of these technologies;

●	the costs and results of litigation that we may face;

11

●	our ability to protect our intellectual property rights;

●	our ability to forecast revenue;

●	our ability to manage fraud and other activities that violate our terms of services;

●	our ability to successfully integrate and manage our colleges and universities; and

●	geopolitical events such as war, threat of war, or terrorist actions.

We may have risks related to our financial condition.

We have a history of losses, will need substantial additional funding to continue our operations and may not achieve or sustain profitability in the future.

Our operations have consumed substantial amounts of cash since inception. From incorporation through June 30, 2018, we have incurred a net loss of $521,567. We do not expect more than nominal revenues until at least some point during the fiscal year ending June 30, 2020. If our expectations prove incorrect, our business, operating results and financial condition will be materially and adversely affected. We anticipate that our operating expenses will increase in the foreseeable future as we continue to pursue the development of our platform, invest in marketing, sales and distribution of our platform to grow our business, acquire customers, and commercialize our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these increased expenses. In addition, we expect to incur significant expenses related to regulatory requirements, and our ability to obtain, protect, and defend our intellectual property rights.

We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we may need to obtain substantial additional funding in order to continue our operations. We cannot assure you that such additional funding will be available on favorable terms, or at all.

12

We may have risks related to managing any growth we may experience.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our financial condition and operating results.

While there are currently no specific plans to acquire any other businesses, we may, in the future, make acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current business or otherwise offer opportunities. In connection with these acquisitions or investments, we may:

●	issue shares of our common stock or other forms of equity that would dilute our existing stockholders’ percentage of ownership;

●	incur debt and assume liabilities; and

●	incur amortization expenses related to intangible assets or incur large and immediate write-offs.

We may not be able to complete acquisitions on favorable terms, if at all. If we do complete an acquisition, we cannot assure you that such acquisition will ultimately strengthen our competitive position or that such acquisition will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our expected operations, including:

●	problems integrating the purchased business, products or technologies;

●	challenges in achieving strategic objectives, cost savings and other anticipated benefits;

●	increases to our expenses;

●	the assumption of significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying party;

●	inability to maintain relationships with prospective key customers, vendors and other business partners of the acquired businesses;

●	diversion of management’s attention from their day-to-day responsibilities;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	entrance into marketplaces where we have limited or no prior experience and where competitors have stronger marketplace positions;

●	potential loss of key employees, particularly those of the acquired entity;

●	that historical financial information may not be representative or indicative of results as a combined entity; and

●	that our business and operations would suffer in the event of system failures, and our operations are vulnerable to interruption by natural disasters, terrorist activity, power loss and other events beyond our control, the occurrence of which could materially harm our business.

If our security measures or those of our future business partners are breached or fail and result in unauthorized disclosure of data, we could lose customers and/or fail to attract new customers. Such breach or failure could also harm our reputation and expose us to protracted and costly lawsuits.

Our platform and computer systems store and transmit proprietary and confidential information, that is subject to stringent legal and regulatory obligations. Due to the nature of our product, we face an increasing number of threats to our platform and computer systems including unauthorized activity and access, system viruses, worms, malicious code, denial of service attacks, and organized cyberattacks, any of which could breach our security and disrupt our platform. The techniques used by computer hackers and cyber criminals to obtain unauthorized access to data or to sabotage computer systems change frequently and generally are not detected until after an incident has occurred. Our cybersecurity measures or those of our future business partners may be unable to anticipate, detect or prevent all attempts to compromise our systems or that of our future business partners. Our internal computer systems and those of our future business partners are or may also be vulnerable to telecommunication and electrical failures, the occurrence of which could result in material disruptions of our services. If our security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract new customers, cause existing customers to scale back their offerings or elect not to renew their agreements, cause prospective students not to enroll or students to not stay enrolled in our offerings, or subject us to third-party lawsuits, regulatory fines or other action or liability. Such issues could also cause a delay in the further development of our new technology for on-line education. Any reputational damage resulting from breach of our systems or disruption of our services could create distrust of our company by prospective customers. We do not currently have cyber risk insurance. In the event that we obtain one, such insurance may not be adequate to cover losses associated with such events, and in any case, such insurance may not cover all of the types of costs, expenses and losses we could incur to respond to and remediate a security breach. As a result, we may be required to expend significant additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

13

We may have risks related to regulatory requirements.

On-line education is subject to ongoing regulatory obligations and review. Maintaining compliance with these requirements may result in significant additional expense to us and any failure to maintain such compliance could cause our business to suffer.

Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. An adverse outcome in any such litigation could require us to pay contractual damages, compensatory damages, punitive damages, attorneys’ fees and other costs. These enforcement actions could harm our business, financial condition and results of operations. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees.

We face risks and challenges related to any implementation of blockchain technology into our business to protect user information.

We will face certain risks and challenges in implementing the blockchain, including, but not limited to:

●	the risk of inability to encode data properly;

●	the risk that institutions will be reluctant or unwilling to embrace the technology and recognize encoded data;

●	the risk that the encoding of data in the blockchain will prove unwieldy and therefore less preferred than traditional methods;

●	uncertainty in determining how fast an innovative technology will be accepted by the target market, if at all; and

●	the risk that the development of blockchain technology could be stifled or otherwise adversely impacted by regulatory uncertainty.

Additional Risks Relating to Our Reliance on Blockchain Solutions Provided by Third-Parties.

Because we do not plan to develop our own blockchain solution at this time, we plan to seek a third-party provider of public or private blockchain solutions to record course credits attained using our platform. As a result, we face certain risks and challenges related to being reliant upon blockchain solutions provided by third-parties, including, but not limited to:

●	The third-party blockchain solutions we utilize might not meet our intended goals of recording course credits;

●	The third-party blockchain solutions we utilize might not be customizable to address changing customer preferences which could limit sales;

●	The third-party blockchain solutions we utilize might not meet our customer’s expectations which could impact potential sales;

●	The third-party blockchain solutions we utilize might contain contains bugs or other errors, defects or security vulnerabilities, that could cause delays which could impact our reputation and market acceptance of our courses;

●	There are a limited number of third-party providers of blockchain solutions therefore if our relationship with a third party provider, is adversely affected for any reason, such as due to competitive pressures or changes in company strategies and priorities, our ability to obtain other blockchain solutions on competitive financial terms could be adversely affected;

●	Public blockchain solutions are typically more expensive and require more computational power to run which may increase the cost of third-party blockchain solutions to us; and

●	Private blockchain solutions are typically less expensive than public blockchain solutions but are less efficient when individuals outside of the company require access which may be inconsistent with our intended use of blockchain.

14

Risks Related to our Common Stock and this Offering

The offering price was arbitrarily determined and you may not be able to sell the securities you purchase in this offering at the offering price or at any price.

The offering price per share of common stock in this offering does not have any direct relationship to our assets, earnings, book value, or other measurable criteria of value. See “Determination of Offering Price” for additional details. We make no representations, whether express or implied, as to the value of the common stock offered hereby. There can be no assurance that the common stock offered hereby can be sold at either the offering price or any other price in the future.

We are an “emerging growth company” and are thus, subject to reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies.” Our investors could receive less information than they might expect to receive from more mature public companies.

We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have elected to use the extended transition period for complying with new or revised accounting standards under the JOBS Act, which allows us to delay the adoption of certain new or revised accounting standards. As a result of such election, our financial statements may not be comparable to public companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Additionally, in the event that we are able to successfully list our common stock on a national securities exchange or any other exchange, or have our common stock quoted on an over-the-counter trading system in the future, we cannot predict if investors will find our common stock less attractive because we may rely on the exemptions available to emerging growth companies and/or smaller reporting companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the share price of our common stock may be more volatile.

We could remain an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the end of any completed second fiscal quarter before that time or if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year before that time, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time. Even after we no longer qualify as an emerging growth company, we may still remain a “smaller reporting company” which would allow us to take advantage of scaled disclosure requirements for smaller reporting companies, including certain of the exemptions available to emerging growth companies.

There is currently no market for our common stock and we cannot assure you that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any securities exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such common stock at times and prices that you may desire and without depressing the market price for the common stock or at all.

15

Our common stock may not be eligible for listing or quotation on any securities exchange.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We have arranged for a registered broker-dealer to apply to have our common stock quoted on the OTCQB or another over-the-counter system. However, we cannot provide assurance that we will be successful in having our common stock quoted on an over-the-counter market or listed on a national securities exchange. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in number to allow for a robust market and it may prove impossible to sell your common stock. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The future issuance of equity or of other securities that are convertible into equity may dilute your investment and reduce your equity interest.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares of our common stock or other securities convertible into shares of our common stock, our stockholders’ ownership interests in our Company will be diluted. Future issuances of our common stock, other equity securities or other securities convertible into shares of our common stock or other equity securities, the exercise of currently outstanding or future options or warrants for our common stock, or the perception that such sales or exercises may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

16

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and each of our stockholders who, as of September 20, 2018, owned greater than 5% of our outstanding common stock beneficially own approximately 68.69% of our common stock. Accordingly, these stockholders have and will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, a merger, the consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with our other investors’ interests. For example, these stockholders could delay or prevent a change in control of us, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company or our assets. The significant concentration of stock ownership may negatively impact the value of our common stock due to potential investors’ perception that conflicts of interest may exist or arise.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Our Certificate of Incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes and our Certificate of Incorporation have the effect of making it more difficult to effect a change in control of our Company.

DESCRIPTION OF THE MERGER, THE PRIVATE PLACEMENT, INSIDER INVESTMENT AND RELATED TRANSACTIONS

The Merger

On April 27, 2018, Lola One, Lola One Acquisition Sub, Inc., and Amesite OpCo entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on April 27, 2018, Lola One Acquisition Sub, Inc. merged with and into Amesite OpCo, which was the surviving corporation and thus became our wholly-owned subsidiary. At the Effective Time of the Merger, all of the issued and outstanding shares of Amesite OpCo’s Class B common stock were converted into shares of our common stock. As a result, an aggregate of 5,833,333 shares of our common stock were issued to the holders of Amesite OpCo’s capital stock after adjustments due to rounding for fractional shares. In addition, pursuant to the Merger Agreement, equity awards to purchase 650,000 shares of Amesite OpCo’s common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into options to purchase 947,917 shares of our common stock. See “Description of Capital Stock—Options” below for more information.

Following the consummation of the Merger, Amesite OpCo changed its name to “Amesite Operating Company” and we adopted Amesite OpCo’s former company name, “Amesite Inc.”, as our company name.

17

Pursuant to the Merger, we acquired the business of Amesite OpCo, a company that is developing an artificial intelligence and blockchain driven online platform that plans to offer degree building courses for learners. See “Description of Our Business” below.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. As a condition to the Merger, we entered into an indemnity agreement with our former officers and directors, or the Pre-Merger Indemnity Agreement, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions. The form of the Pre-Merger Indemnity Agreement is filed as an exhibit to this prospectus. All descriptions of the Pre-Merger Indemnity Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

The Merger was treated as a reverse recapitalization of our Company for financial reporting purposes. Amesite OpCo is considered the acquirer for accounting purposes, and our historical financial statements before the Merger have been replaced with the historical financial statements of Amesite OpCo before the Merger in our subsequent filings with the SEC. The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our common stock, and options to purchase our common stock, to holders of Amesite OpCo’s capital stock and options in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described elsewhere in this prospectus.

The Private Placement and the Insider Investment

Following the Effective Time of the Merger, we sold an aggregate of 2,921,145 shares of our common stock pursuant to closings of a Private Placement for up to 4,666,667 shares of our common stock on April 27, 2018 and June 8, 2018, at the sale price of $1.50 per share. The aggregate gross proceeds from the Private Placement were approximately $4.4 million (before deducting placement agent fees and expenses of such closings, which are estimated at approximately $800,000).

In connection with the Private Placement, we agreed to (i) pay Laidlaw and Company (UK) Ltd., a U.S. registered broker-dealer, or the Placement Agent, a cash commission of 10% of the gross proceeds raised from investors in the Private Placement introduced by them, and (ii) issue to the Placement Agent, warrants to purchase that number of shares of common stock equal to 10% of the number of shares of common stock sold to investors in the Private Placement introduced by them, with a term of five years from the closing date of the Private Placement, and an exercise price of $1.50 per share, or the Placement Agent Warrants.

As a result of the foregoing, we paid the Placement Agent an aggregate commission of approximately $438,172 and issued it Placement Agent Warrants to purchase up to an aggregate of 292,114 shares of our common stock in connection with the Private Placement. We also reimbursed the Placement Agent $80,000 of expenses incurred in connection with the Private Placement.

We have agreed to indemnify and hold harmless the Placement Agent, its affiliates, officers, directors, employees, agents and controlling persons, each an Indemnified Person, to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the Private Placement, including certain liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments an Indemnified Person may be required to make in respect of such liabilities.

18

Each investor in the Private Placement was required  to represent that, at the time of the applicable closing, it (i) had a substantive, pre-existing relationship with us, or had direct contact with the Company or the Placement Agents or other enumerated parties outside of the Private Placement, (ii) was not identified or contacted through the marketing of the Private Placement, and (iii) did not independently contact us as a result of general solicitation by means of our Current Report on Form 8-K filed with the SEC on May 2, 2018, as amended, any press release or any other public disclosure disclosing the material terms of the Private Placement.

The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The common stock in the Private Placement was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

The form of the Merger Agreement, the forms of Subscription Agreement entered into in connection with the Private Placement and the forms of the Placement Agent Warrants described herein are each filed as an exhibit to this prospectus. All descriptions of the Merger Agreement, Subscription Agreements, and Placement Agent Warrants herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

Concurrent with the closing of the Private Placement, Amesite OpCo investors purchased 895,829 shares of our common stock at a price of $1.20 per share for aggregate gross proceeds of approximately $1.07 million. The shares purchased as part of the Insider Investment by certain insiders are subject to lock-up agreements with us for a term of twenty-four (24) months from the date of closing.

DESCRIPTION OF OUR BUSINESS

Amesite OpCo’s History

Amesite OpCo, a corporation that is developing an artificial intelligence and blockchain-driven online platform that plans to offer degree building courses for learners, was incorporated in the State of Delaware on November 14, 2017. We acquired the business of Amesite OpCo pursuant to a merger on April 27, 2018.

On April 27, 2018, our wholly-owned subsidiary, Lola One Acquisition Sub, Inc., a corporation formed in the State of Delaware, or the Acquisition Sub, merged with and into Amesite OpCo. Pursuant to this transaction, Amesite OpCo was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of Amesite OpCo was converted into shares of our common stock. As a result of the Merger, we acquired the operations of Amesite OpCo and continued the existing operations of Amesite OpCo as a company subject to the Exchange Act periodic reporting requirements under the name Amesite Inc. The Merger was treated as a reverse recapitalization for our Company for financial reporting purposes. Amesite OpCo is considered the acquirer for accounting purposes, and our historical financial statements before the Merger have been replaced with the historical financial statements of Amesite OpCo before the Merger in our subsequent filings with the SEC.

19

Overview

We are a development stage artificial intelligence software company targeting the college course market. We are creating a cloud-based platform for college and university courses to be delivered to learners online and in hybrid online / on campus formats. We plan to use machine learning to provide a novel, mass customized experience to learners. Our intended customers are universities and colleges, and we are passionate about improving the learner experience and learner outcomes in college courses, and improving colleges’ ability to create and deliver both.

Our Strategy

We will work closely with our customers to deliver college courses, and share the revenue that our customers receive from learners. We will convert customer content onto our proprietary platform, and use the proprietary data we collect on learner behavior and responses with their consent, to deliver to learners, engaging, effective college courses. We aim to reduce college operating costs, and improve learner experience and performance. Customers will generate content, admit and enroll learners, approve of assessments, grading and engagement techniques, and deliver grades and credits to learners. Courses will be branded according to customer norms, and will be marketed collaboratively, as customer products.

Our Proprietary Technology

Large, lecture-based college courses offer the opportunity to collect substantial datasets impractical for instructors to collect, but highly relevant to individuals’ learning experience and outcomes. College instructors are unable to customize delivery of information based on learners’ habits, given their present inability to collect and analyze learners’ data. We plan to implement machine learning algorithms to enable mass customized learning in higher education, freeing instructors from routine analysis and enabling delivery of information only possible with specific data on behaviors and preferences of individual learners. Learner data will be collected with learner permission, and information about learner behavior, study preferences and preference for types of material delivered as part of college courses, will be used to improve learning outcomes and learner experiences. We will validate algorithms using both offline and online testing.

By correlating learner behaviors with specific outcomes as identified by qualified instructors, we will train our algorithms specifically for important college course outcomes, enabling it to be a useful tool for instructors. We believe that the combinations of information that will be collected through our educational products, and outcomes measured using our online learning products will be unique, and constantly improved.

We will never sell or distribute our learner data to third parties without the explicit permission of learners. We will not deliver unwanted content or advertising to learners or to customer personnel. Our proprietary technology is developed solely for purposes of improving learner experiences and outcomes, and improving the ability of college and university instructors and other staff to deliver outstanding educational products.

We are committed to protecting the data we collect. Towards this end, we plan to utilize blockchain technology in our online platform. The blockchain is an electronic ledger created by a decentralized, distributed computing network that is highly resistant to modification of data. As such, the technology has been used to create cryptocurrencies, with the intention of creating durable, tradeable and stateless assets. While frequently associated with cryptocurrencies, the blockchain technology has other applications, including being used to encode and then enable readout of data for business purposes. The blockchain is presently considered to be among the more secure methods to encode data, and thus offers a means to store important data which can be publicly read out, without modification of the data set. We intend to utilize the blockchain as a bookkeeping device to store information about learner credentials. Presently, most universities and colleges in the United States individually manage applications, enrollment, and graduation or the issuance of non-degree credentials, such as certificates. Transcripts and other records from institutions are issued to students or former students, or sent directly to other institutions, workplaces, employment agencies, or the government. We believe that a blockchained database for higher education could deliver efficiencies to both learners and institutions. There are risk and challenges related to our implementation of blockchain technology. We also believe that distributed ledgers, like the blockchain, are a potential solution to the national issue of the lack of transparency in college credits earned. It is our expectation that reliance on a distributed ledger could potentially contribute to significant reduction in administrative costs in higher education. Thus, we will seek a third-party provider of public or private blockchain solutions, to record college achievements, e.g. course credits, attained using the Amesite platform. See “Risk Factors.”

20

Key Differences Between Public and Private Blockchain Solutions

Public Blockchain

The major distinction between public and private blockchain is related to who is allowed to participate in the network, execute the consensus protocol and maintain the shared ledger. A public blockchain network is completely open and anyone can join and participate in the network. The network typically has an incentivizing mechanism to encourage more participants to join the network.

One of the drawbacks of a public blockchain is the substantial amount of computational power that is necessary to maintain a distributed ledger at a large scale. More specifically, to achieve consensus, each node in a network must solve a complex, resource-intensive cryptographic problem called a proof of work to ensure all are in sync.

Public blockchains are designed to be standalone, in the sense that they eliminate the need for intermediaries in exchanges of assets. Because they have to be multiply redundant, they can be slower and costlier to operate, but are generally regarded as more secure for the same reason of redundancy. Public blockchain solutions are most appropriate for decentralized applications similar to how we plan to use blockchain in our business

Private Blockchain

Private blockchains use permissioned nodes that must be validated by either the starter of the network or a set of rules put in place by the starter. Businesses which set up private blockchains, generally set up a permissioned network. This restricts access to the network for certain transactions. Unlike a public blockchain network which is completely open and anyone can join and participate in the network, participants need to obtain an invitation or permission to join a private blockchain network. The access control mechanism may vary such that: existing participants could decide future entrants, a regulatory authority could issue licenses for participation, or a consortium could make the decisions. Once an entity has joined the network, it will play a role in maintaining the blockchain in a decentralized manner. Private blockchains are typically faster and less expensive to maintain and manage than public blockchains.

One of the drawbacks of a private blockchain is only certain members have access within the blockchain. This is useful if there’s no need for anybody outside of the blockchain to become part of the chain, However, we anticipate needing multiple users in the university setting to have access to transcript data which is one of the potential disadvantages of using a private blockchain solution in our business

Although we are still in the process of determining whether to utilize private or public blockchain solutions provided by third parties in the context of our business we believe that a public blockchain solution might be the most appropriate for our business even though public blockchain solutions are typically slower and more expensive than private blockchain solutions for the following reasons:

●	Given the cutting edge nature of the blockchain industry it is difficult to find blockchain professionals to develop private blockchain solutions given the relatively small talent pool and the general “renegade” nature of the field; and

●	We believe that there are a sufficient number of qualified contractors we can use, with little/no risk because we do not require extreme reliability (learners can always pull a transcript as they would traditionally, from the registrar or transcript office of their university) the way that data breaches would handled routinely by big contractors is sufficient.

Internally, we have not begun work to design or develop blockchain technology; our invention is in the area of utilization of the tool to record transactions in academia in the public ledger. It is our intention to innovate in the area of use of publicly-validated tools in the conduct of our business, rather than in creating specialized, private currencies. Given the small role blockchain will play in our overall business we don’t believe the costs associate with utilizing a public or private blockchain solution provided by a third party will have a material impact on our operations, revenues, if any or capital expenditures.

Our Research and Development Programs

We will use advanced technologies to create effective and accessible higher learning environments. We seek to improve the college experience by targeting the earliest, foundational, core courses that are required in order for learners to achieve college degrees. These courses form the building blocks for higher education learning and professional contribution. Our research and development programs will expand continuously based on learner preferences, outcomes and the desires of our customer colleges and universities. Some of these will include:

●	Improvements in learner engagement with cloud-based platforms. We will continuously gather data on how learners engage with us and other online platforms, and conduct research and development to create and incorporate useful tools for learning on our platform.

●	Improvements in instructor experience using our platform. We will continuously develop tools designed to improve the ability of our customers to deliver timely and relevant content, deliver assessments which are fair, correctly represent educational objectives and give repeatable outcomes when employed on our platform.

●	Algorithms for optimizing learning products for those pursuing college degrees. We will conduct research to improve the efficiency and robustness of our algorithms, employing mixed models to deliver validated tools. We will use our algorithms to deliver solutions for seeking courses, determining their transferability, and determining their applicability toward degrees.

21

●	Qualification of information for use by learners at the college level. We plan to provide both our customers and our learners with the constantly improving ability to find and integrate qualified information into products on our platform, and maximize learner ability to utilize qualified information, contextualized by structured college courses designed to offer learners the most carefully curated, most relevant, timely and engaging materials in every discipline in which we offer products.

From inception through June 30, 2018, we have spent a total of $56,000 on research and development.

Our Intellectual Property

Our intellectual property rights may include patent applications, trade secrets, trademark rights, and contractual agreements. Our patent applications are directed to our proprietary technology, including an artificial intelligence platform for learning, and will seek patent protection for our designs, development, and related alternatives by filing and prosecuting patent applications in the U.S. and other countries as appropriate.

We currently have five pending U.S. patent applications, including one to cover the artificial intelligence platform, and others related to security, power consumption, blockchain, and other technologies, including methods and systems. Any patent issued from these applications are expected to expire in 2038, not including any applicable patent term adjustment or extension.

We will also seek trade secret protection for our source codes, methodologies, algorithms, and techniques directed to other aspects of our artificial intelligence learning platform. We have filed an intent-to-use trademark for AMESITETM with the United States Patent and Trademark Office.

We have secured domain names, including amesite.com, amesite.co, amesite.net, and others.

We ensure that we own intellectual property created for us by signing agreements with employees, independent contractors, consultants, companies, and any other third party that creates intellectual property for us or that assign any intellectual property rights to us. Portions of our platform may rely upon third-party licensed intellectual property.

We have established business procedures designed to maintain the confidentiality of our proprietary information, including the use of confidentiality agreements with employees, independent contractors, consultants and entities with which we conduct business.

Competition

The on-line and software industries for higher education are characterized by rapid evolution of technologies, fierce competition, government regulation, and strong defense of intellectual property. The overall market for technology solutions that enable higher education providers to deliver education online is highly fragmented, rapidly evolving and subject to changing technology, shifting needs of learners and educators and frequent introductions of new methods of delivering education online. While we believe that our platform, programs, technology, knowledge, experience, and resources provide us with competitive advantages, we face competition from major on-line companies, academic institutions, governmental agencies, and public and private research institutions, among others.

Any course offering that we successfully develop and commercialize will compete with current course offerings. Key product features that would affect our ability to effectively compete with other course offerings include efficiency, security and convenience, and availability. Our competitors fall primarily into the following groups:

●	Traditional course offerings in physical facilities; and

●	On-line course offerings from traditional colleges, universities, or other institutes of higher education.

Many of the companies, colleges, or universities against which we may compete have significantly greater financial resources and expertise in education, software design and development, and have already obtained approvals and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified engineers, scientists, and management personnel, as well as in acquiring technologies complementary to, or necessary for, our programs.

We expect that the competitive landscape will continue to expand as the market for online programs at nonprofit institutions matures. We believe the principal competitive factors in our market include the following:

●	brand awareness and reputation;

●	ability of online programs to deliver desired student outcomes;

●	robustness and evolution of technology offering;

●	breadth and depth of service offering;

●	ability to invest in launching and operating programs;

●	expertise in program marketing, student acquisition and student retention;

●	quality of user experience;

22

●	ease of deployment and use of solutions;

●	level of customization, configurability, integration, security, scalability and reliability of solutions; and

●	quality of customer base and track record of performance.

Our ability to remain competitive will depend, to a great extent, upon our ability to consistently deliver high-quality technology solutions for our learners, meet customer needs for content delivery at reasonable cost, and engage, support and retain learners who achieve high-quality outcomes.

Government Regulation and Product Approval

The higher education industry is heavily regulated. Institutions of higher education that award degrees and certificates to signify the successful completion of an academic program are subject to regulation from three primary entities: the U.S. Department of Education, or DOE, accrediting agencies and state licensing authorities. Each of these entities promulgates and enforces its own laws, regulations and standards, which we refer to collectively as education laws.

We contract with higher education institutions that are subject to education laws. In addition, we are required to comply with certain education laws as a result of our role as a service provider to institutions of higher education, either directly or indirectly through our contractual arrangements with customers. Our failure, or that of our customers, to comply with education laws could adversely impact our operations. As a result, we work closely with our customers to maintain compliance with education laws.

We will abide, as required, by the education laws, including incentive compensation rule, misrepresentation rule, accreditation rules and standards, among all state and federal regulations.

We will monitor closely, state law developments and work closely with our customers to assist them with obtaining any required approvals.

Our activities on behalf of our customers are also subject to other federal and state laws. These regulations include, but are not limited to, consumer marketing and unfair trade practices laws and regulations, including those promulgated and enforced by the Federal Trade Commission, as well as federal and state data protection and privacy requirements.

Sales and Marketing

We plan to implement a sales and marketing program prior to the launch of our platform. As the platform progresses through development, design, and testing, we intend to gather information regarding our on-line courses and use such information for marketing and sales of courses through our platform.

We also intend to simultaneously develop a branding strategy to introduce and support our platform. The strategy may include our presence at colleges, universities, and other educational institutes on a national, state, and regional basis to engage and educate users of our products, as well as engaging in a variety of other direct marketing methods.

We also intend to develop a small direct sales force together with a distribution network that has existing relationships with colleges, universities, and other educational institutions.

We have signed a contract with a first customer, and believe that we will be able to deliver our first product on time by the end of fiscal year ending June 30, 2019.

23

Board of Advisors

Dennis Bernard, Chairman of the Board of Advisors

Mr. Bernard is the founder and President of Bernard Financial Group and Bernard Financial Servicing Group (“BFG”). BFG is the largest commercial mortgage banking firm in Michigan, financing on average over $1 billion yearly. Mr. Bernard has been involved with over 1,200 commercial real estate financial transactions totaling over $18.6 billion. He specializes in both debt and equity placement with commercial lenders and institutional joint venture participants.

Gilbert S. Omenn, MD, Ph.D., Member

Dr. Omenn is the Harold T. Shapiro Distinguished University Professor at the University of Michigan. He was previously: the Executive Vice President for Medical Affairs and Chief Executive Officer, or CEO, of the University of Michigan Health System (1997-2002); White House Fellow at the Atomic Energy Commission (1973-74); Associate Director of the White House Office of Science & Technology Policy and Associate Director of the Office of Management and Budget (1977-81); President of the American Association for the Advancement of Science, or AAAS, (2006); the advisory board member for the AAAS Project 2061 on Science for all Americans (1986-1996); a member of the Scientific Management Review Board for the National Institutes of Health (2012-2014); and the Council of the National Academy of Medicine, or NAM, (2015-2017). Dr. Omenn was elected to NAM in 1978 and the American Academy of Arts & Sciences in 2001. He received the David Rogers Award from the Association of American Medical Colleges for contributions to health and healthcare (2013). Dr. Omenn served on the board of directors of Amgen, Inc. for 27 years and Rohm & Haas Company for 22 years. Currently, he chairs the global Human Proteome Project and serves on the boards of the Center for Public Integrity, the Hastings Center for Bioethics, the Weizmann Institute of Science in Israel, and biotech companies Esperion, Galectin, and Oncopia Therapeutics.

Elliot Soloway, Ph.D., Member

Dr. Soloway is the Arthur F. Thurnau Professor of Engineering at the University of Michigan. He is an expert in Artificial Intelligence, or AI, particularly related to learning and teaching. For the past 17 years, Dr. Soloway and his colleagues at the Center for Highly-Interactive Computing in Education, or HI-CE, a collaboration between University of Michigan and University of North Texas, have been pioneers in developing educational technologies and curriculum to support science education in grades K-12. HI-CE has helped teachers and students realize an unprecedented 15% gain in student achievement on standardized tests.

Patricia Mooradian, Member

Ms. Patricia E. Mooradian has been the President and Chief Operating Officer of The Henry Ford, a premier American history attraction and national historic landmark, since November 2005, and also serves as its Secretary. Since joining the institution in 2000, Ms. Mooradian has developed a ten-year strategic plan focusing on increased attendance, new visitor experiences and amenities, new educational products and benchmark hospitality. In addition, she introduced new tourism and sales initiatives and spearheaded The Henry Ford’s brand development, positioning the institution as a multi-venue, multi-day destination. She introduced The Benson Ford Research Center to the institution’s campus in 2002 and led the unprecedented restoration of Greenfield Village in 2003 and the opening of the Ford Rouge Factory Tour in 2004. In addition, she executed the planning and development of Henry Ford Museum’s Flexible Gallery and the permanent exhibits, Buckminster Fuller’s Dymaxion House: A New Way of Living, Heroes of the Sky and With Liberty and Justice For All. Through her leadership efforts, the institution has been recognized with several national awards including two THEA (Themed Entertainment Association) Awards in 2004 for Outstanding Achievement in the Extreme Makeover category, Greenfield Village and Outstanding Achievement in the Visitor Center category, Ford Rouge Factory Tour; an AIA (American Institute of Architects) Award of Honor for Sustainable Design, Ford Rouge Factory Tour and a Dibner Award for Excellence in Museum Exhibits, Heroes of the Sky exhibit in Henry Ford Museum. Prior to joining The Henry Ford, Ms. Mooradian was Regional Director of Marketing for The Taubman Company, focusing on the strategic positioning for more than a dozen shopping destinations across the United States in major markets including New York City, Denver, Chicago, Washington D.C. and Detroit. Ms. Mooradian has been Vice Chairman of the board of directors at Detroit Metro Convention & Visitors Bureau since January 2008. She also previously served as a member of the board of directors of Crestmark Bank and had been a member of the board of directors of Crestmark Bancorp, Inc. since October 2012. Ms. Mooradian currently serves on the board of directors of Henry Ford Health System Detroit Campus, Arab Community Center for Economic and Social Services, The Henry Ford Learning Institute, and Michigan Museums Association. Ms. Mooradian is a member of the advisory councils of the U.S. Cultural & Heritage Tourism Summit Advisory Committee, University of Michigan-Dearborn Citizens Advisory Council, and the Detroit Regional Chamber’s Leadership Policy Conference Committee, and also serves as a Trustee at The Henry Ford.

Employees

As of September 20, 2018, we have eight full-time employees, and six consultants. We intend to hire additional staff and to engage consultants in general administration on an as-needed basis. We also intend to engage experts in operations, finance and general business to advise us in various capacities. None of our employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good to excellent.

Facilities

Our corporate headquarters are located in Ann Arbor, Michigan, where we lease approximately 3500 square feet of office space. The lease term for our office and laboratory space in Ann Arbor, Michigan commenced in November 2017 with an expiration date of May 5, 2019.

24

We believe that our existing facilities are adequate for our current needs. When our lease expires, we may exercise our renewal options or look for additional or alternate space for our operations. We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

Legal Proceedings

From time to time, we may be subject to legal proceedings. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus. You should review the disclosure under the heading “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Operating Overview

We were incorporated in November 2017. Amesite OpCo, which was originally incorporated in the State of Delaware on November 14, 2017, is a development stage artificial intelligence software company targeting the college course market. Amesite OpCo is creating a cloud-based platform for college and university courses to be delivered to learners online and in hybrid online / on campus formats.

On April 27, 2018, our wholly-owned subsidiary, Lola One Acquisition Sub, Inc., merged with and into Amesite OpCo, with Amesite OpCo remaining as the surviving entity and becoming our wholly-owned subsidiary. Prior to the Merger, we were a “shell” company registered under the Exchange Act, with no specific business plan or purpose. As a result of the Merger, we acquired the operations of Amesite OpCo and continued the existing operations of Amesite OpCo as a company subject to the Exchange Act.

Following the Merger, Amesite OpCo changed its name to “Amesite Operating Company” and we adopted Amesite OpCo’s former company name, “Amesite Inc.”, as our company name, and changed our fiscal year end from May 31 to June 30. The Merger was treated as a reverse recapitalization for our Company for financial reporting purposes. Amesite OpCo is considered the acquirer for accounting purposes, and our historical financial statements before the Merger have been replaced with the historical financial statements of Amesite OpCo before the Merger in our filings with the SEC.

As the result of the Merger and the change in our business and operations, a discussion of the past financial results of Lola One is not pertinent, and under applicable accounting principles the historical financial results of Amesite OpCo, the accounting acquirer, prior to the Merger are considered the historical financial results of our Company.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the period from November 14, 2017, being the date of incorporation of Amesite OpCo, to June 30, 2018, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our audited financial statements contained in this prospectus, which we have prepared in accordance with United States generally accepted accounting principles, or GAAP. You should read the discussion and analysis together with such financial statements and the related notes thereto.

25

Basis of Presentation

The financial statements contained herein have been prepared in accordance with GAAP and in consideration of SEC requirements.

Our fiscal year ends June 30. As a result of the change in fiscal year end previously described, the financial statements presented in this prospectus cover the six months ended June 30, 2018 and the period from November 14, 2017 (being the date of incorporation of Amesite OpCo) to December 31, 2017.

Critical Accounting Policies and Significant Judgments and Estimates

The audited financial statements contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from these estimates.

Overview of Discussion and Analysis

Since Amesite OpCo was formed on November 14, 2017, there is no comparative period for purposes of analysis. Accordingly, the discussion below covers the period from November 14, 2017 (date of incorporation) to June 30, 2018.

Results of operations

We have not generated any revenues since inception. Our operating expenses for the period from November 14, 2017 (date of incorporation) to June 30, 2018 were $521,567.

26

Plan of Operation

Our current plan of operation includes two initial launches of courses in fiscal year ending June 30, 2019 with our first customer, and possible launches with a second customer. Our current timeline for achieving such objective is as follows:

Period	Tasks	Costs	Source(s) of Funding

Quarter ending September 30, 2018	Completion of a platform site built by internal staff, relying on third party, open-source software tools coupled with internally built tools and functionalities. In parallel, we will work with a contract firm to construct a full-stack solution for larger launches.	We anticipate spending approximately $1,050,000. Costs will primarily consist of internal salaries and contractor salaries.	Funds raised from the Private Placement and the Insider Investment (each as defined herein).

Quarter ending December 31, 2018

Completion and testing of a full-stack platform solution built principally by our contract firm, and continued testing and use of our internal platform. We plan to launch our first product either during this quarter or the succeeding quarter on either our internally or externally built platform.

		We anticipate spending approximately $1,050,000. Costs will primarily consist of internal salaries and contractor salaries.	Funds raised from the Private Placement and the Insider Investment.

Quarter ending March 31, 2019	Launch of products on our full-stack platform solution, with continued piloting and testing of both platforms in parallel for new and/or potential customers.

We anticipate spending approximately $1,350,000.

Costs required to book sales and produce products will primarily consist of internal salaries and contractor salaries, as well as cloud storage and third party software licenses.

Partly from funds remaining from the Private Placement and the Insider Investment, and partly from the proceeds of a contemplated equity offering before calendar year 2019 (the “Contemplated Offering”).

Quarter ending June 30, 2019	Launch of larger-scale products on our full-stack platform solution, with continued piloting and testing of both platforms in parallel for new and/or potential customers.	We anticipate spending approximately $1,350,000. Costs will primarily consist of internal salaries and contractor salaries, as well as cloud storage third party software licenses.	Proceeds from the Contemplated Offering.

Although we have one pending patent application for blockchain technology. We have not begun work to design or develop blockchain technology nor do we have plans to do so in the interim.

Financial position, liquidity, and capital resources

Overview

We are not currently profitable, and we cannot provide any assurance that we will ever be profitable. We incurred a net loss of $521,567 for the period from November 14, 2017 (date of incorporation) to June 30, 2018. We incurred a net loss of $490,102 for the period from January 1, 2018 to June 30, 2018.

During the period from November 14, 2017 (date of incorporation) to June 30, 2018, we raised net proceeds of $4,809,545.75 from the Private Placement and Insider Investment. As at June 30, 2018, our cash balance totaled $4,274,116.

We believe that our cash balance should be sufficient to satisfy our anticipated operating and investing needs through the next 12 months. However, to the extent that we accelerate our plans of operations and attract more customers, we will require more funds than we currently have available to meet those needs. See “Funding Requirements” below for additional information on our future capital needs.

27

Cash Flows

The following table shows a summary of our cash flows for the period ended June 30, 2018.

Period from November 14, 2017 (date of incorporation) to June 30, 2018

Net cash used in operating activities	$(150,575)
Net cash used in investing activities	(196,318)
Net cash provided by financing activities	4,621,009

Net Increase in cash	$4,274,116
Cash – Beginning of period	$-
Cash – End of period	$4,274,116

Funding requirements

We expect that our primary uses of capital will be the development of our artificial intelligence software, course offerings and for general and working capital. We believe our cash balance will be sufficient to meet our anticipated cash requirements for the next 12 months. However, in the event we accelerate our plan of operations and we attract new customers at a faster rate than anticipated, we may not have sufficient cash for the next 12 months and we may require additional capital for the further development of our products and to meet our customers’ needs. Until such time, if ever, we generate product revenue, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings and research collaboration and license agreements. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our operations and necessitate the reevaluation of our future operating plans.

Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements are difficult to forecast and will depend on many factors, including:

●	the timing of our costs incurred in connection with the launch of new programs and the delay in receiving revenue from these new programs, which delay may last for several years;

●	seasonal variation driven by the schedules for our customers’ programs, which may vary from year to year;

28

●	changes in the student enrollment and retention levels in our customers’ programs from one term to the next;

●	changes in our customers’ tuition rates;

●	the timing and amount of our program marketing and sales expenses;

●	changes in the prospects of the economy generally, which could alter current or prospective customers’ or students’ spending priorities, or could increase the time it takes us to launch new customer programs; and

●	Our operating results may fall below the expectations of market analysts and investors in some future periods, which could cause the market price of our common stock to decline substantially.

Due to the “early stage” nature of our business, we expect to incur losses in the short-term. Our continuation as a going concern is dependent on our ability to establish ourselves as a profitable business. To date, our cash flow requirements have been met by equity financings. We will need to raise additional capital in order to meet our obligations and execute our business plan. There is no assurance that additional equity financing will be available when needed or that our management will be able to obtain such financing on terms acceptable to us or that we will become profitable and generate positive cash flow in the future. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to extend payables, reduce overhead or scale back our business plan until sufficient capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Please see the section entitled “Risk Factors” in this prospectus for additional risks associated with our substantial capital requirements and our ability to continue as a going concern.

Contractual obligations

The following table provides a listing of our significant contractual obligations as of June 30, 2018:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating lease obligations(1)	$37,333	$37,333	$-	-	$

Total	$37,333	$37,333	$-	-	$

(1)	Future minimum lease payments under operating lease for our current office space in Ann Arbor, Michigan that expires May 5, 2019. We have no long-term debt obligations, capital lease obligations or purchase obligations.

We enter into agreements in the normal course of business with contractors and vendors, and other services and products for operating purposes, which are cancelable at any time by us, generally upon 30 days prior written notice.

Off-Balance Sheet Arrangements

As at June 30, 2018, we did not have, and we do not currently have, any off-balance sheet arrangements.

29

Related Party Transactions

For a description of our related party transactions, see “Certain Relationships and Related Party Transactions.”

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective at the Effective Time of the Merger, Raich Ende Malter & Co. LLP, was dismissed as the independent registered public accounting firm that audits the financial statements of our Company. The decision to dismiss Raich Ende Malter & Co. LLP was approved by our board of directors. Effective as of the Effective Time, our board of directors engaged Deloitte & Touche LLP, as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2018.

Raich Ende Malter & Co. LLP’s audit report on our financial statements for the period from April 6, 2017 (Lola One Acquisition Corporation’s inception) through May 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report dated June 26, 2017 contained statements indicating there is substantial doubt about the Company’s ability to continue as a going concern.

During the period from April 6, 2017 through May 31, 2017 and the subsequent interim period through the date of Raich Ende Malter & Co. LLP’s dismissal, there were no disagreements with Raich Ende Malter & Co. LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Raich Ende Malter & Co. LLP would have caused it to make reference to the subject matter thereof in connection with its report.

During the period from April 6, 2017 through May 31, 2017 and the subsequent interim period through the date of Raich Ende Malter & Co. LLP’s dismissal, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements.

We have provided Raich Ende Malter & Co. LLP with a copy of this report prior to the filing hereof and have requested that Raich Ende Malter & Co. LLP furnish to us a letter addressed to the SEC stating whether it agrees with the statements made by us in this report. Raich Ende Malter & Co. LLP has furnished such letter, which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

30

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and certain information regarding each of our directors and executive officers as of September 20, 2018:

NAME	POSITION(S)	AGE
Ann Marie Sastry, Ph.D. (3) (4)	Chief Executive Officer, Director	50
Benjamin D. Williams (6)	Chief Financial Officer	57
Bernie Chong (5)	Controller	47
J. Michael Losh (1) (3)	Director	72
Edward H. Frank, Ph.D. (2) (3)	Director	61
Richard Ogawa (2) (3)	Director	55
Anthony M. Barkett (1) (2) (3)	Director	52

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	The entire board of directors serves as the nominating and corporate governance committee.

(4)	Chairman of the board of directors.

(5)	Effective as of August 22, 2018, Mr. Chong resigned as our controller.

(6)	Effective as of August 20, 2018, Mr. Williams was appointed as our Chief Financial Officer.

Executive Officers

Ann Marie Sastry, Ph.D., Chief Executive Officer and Chairman of the board of directors

Dr. Sastry is President and Chief Executive Officer of Amesite, since its incorporation in November 2017. From April 2008 to October 2015, Dr. Sastry served as the President, Chief Executive Officer, member of the board of directors and co-founder of Sakti3, recognized as one of the Massachusetts Institute of Technology’s 50 Smartest Companies in 2015 and as a Crain’s Detroit Business Cool Places to Work winner in 2017. Backed by a global team of venture capitalists Sakit3 was sold to Dyson Ltd. in 2015 for $90 million. Dr. Sastry was invited to the White House in 2015 to be recognized for her technology entrepreneurship, and meet with President Barack Obama. Her technology and business work have been featured in the WSJ, Fortune, Forbes, the Economist, USA Today, the New York Times and on the cover of Inc.

Prior to starting her companies, Dr. Sastry was a professor of engineering at the University of Michigan, which is ranked among top 5 public universities in the nation. Dr. Sastry was named an Arthur F. Thurnau Professor (UM’s highest teaching honor) in 2008. Tenured and promoted early, Sastry was recognized with some of the highest honors in her scientific fields over her 17 year academic career, including the ASME Frank Kreith Energy Award (2011) and NSF's Presidential Early Career Award for Scientists and Engineers (1997). She founded two academic research centers in intracellular signaling (Keck Foundation) and advanced automotive batteries (GM / Department of Energy), and a global graduate program in Energy Systems Engineering. She has co-authored over 100 publications and 100 patents and filings, and has delivered over 100 invited lectures and seminars globally on a range of scientific and technology topics, spanning mathematics, physics, bioscience and battery technology. Sastry is active in philanthropy and business mentorship, with a focus on education and poverty alleviation. She holds PhD and MS degrees from Cornell University, and a BS from the University of Delaware, all in mechanical engineering.

We believe that Dr. Sastry’s experience working with successful companies and her experience in education qualifies her to serve on our board of directors.

Benjamin Williams, Chief Financial Officer

Mr. Williams was appointed to serve as our Chief Financial Officer with an effective date of August 20, 2018. Mr. Williams was with Ford Motor Company from 1989 to 2017. He served as Director, Corporate Strategy and Global Business Strategy from 2012 to 2017, where he spearheaded Ford’s corporate strategic planning, leading cross-functional teams in the creation and execution of business development actions. Mr. Williams also served as Controller, Information Technology from 2006 to 2012, overseeing finance activities for Ford’s global IT organization. Mr. Williams received his BA from Brigham Young University in 1985 and his MBA in Finance from Indiana University in 1989.

31

Bernie Chong, Chartered Accountant, Former Controller

Mr. Chong served as the Controller of Amesite OpCo from March 2018 to August 22, 2018. Mr. Chong  currently serves as Vice President of Finance and Administration at mCube Inc., a semiconductor company, which is a ventured backed company by Kleiner Perkins Caufield & Byer. He is responsible for strategic financial planning including mergers and acquisitions, budget management, risk management and the day to day financial operations of the company. He is also responsible for investor relations. Mr. Chong serves as officer for the boards of mCube’s worldwide subsidiary companies. Prior to joining mCube, Mr. Chong held several controllership positions in high-tech and bio-tech companies where he led financial reporting, developed internal control framework and oversaw the implementation of enterprise resource planning systems that enhanced the companies’ business and financial operations. Mr. Chong began his career at Deloitte, an international public accounting and consulting firm. Mr. Chong has over twenty years of experience in financial and accounting aspects of high technology companies. He received a BSc in Accountancy from the Nanyang Technological University of Singapore in 1994 and is a Chartered Accountant.

Prior to his resignation Mr. Chong devoted between five and ten hours per week to our business.

Non-Employee Directors

J. Michael Losh, Director

Mr. Losh has served as a member of Amesite OpCo’s board of directors since February 2018. Mr. Losh served as the Chief Financial Officer at Cardinal Health from July 2004 to May 2005. Mr. Losh was with General Motors from 1964 to 2000. He served as the Chief Financial Officer and Executive Vice President of General Motors Corp., the world's largest vehicle manufacturer, from July 1994 to August 2000. He is the Chairman of the Board of Masco Corp. (2015-present), and Director at Aon PLC (2003-present), HB Fuller Co (2001-present), and Prologis, Inc. (2012-present). Mr. Losh has served as a director of AMB Corp., Cardinal Health Inc., Care Fusion Inc., Electronic Data Systems Corp., Delphi Automotive Systems Corp., Hughes Electronics, Quaker Oats Company, and TRW Automotive Inc. He served as Chairman of the boards of GMAC and Metaldyne Corp. Mr. Losh holds a B.S. in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University.  We believe that Mr. Losh’s public company experience qualifies him to serve on our board of directors.

Dr. Edward H. Frank, Ph.D., Director

Dr. Edward H. Frank is presently co-founder and CEO of Brilliant Lime, Inc., a very early-stage technology development startup. Previously, he was co-founder and CEO of Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, founded in late 2013. From 2009 through 2013, he was Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. where he led the development of four generations of Macintosh laptop and desktop computers. Before joining Apple, he was Corporate Vice President of Research and Development at Broadcom, where he was responsible for Broadcom's overall engineering execution and played a key role in corporate business and IP strategy. Prior to becoming Corporate VP of Research and Development, Dr. Frank co-founded and led the engineering group for Broadcom's Wireless LAN business, which is now one of Broadcom's largest business units. Dr. Frank joined Broadcom in May 1999 following its acquisition of Epigram, Inc., where he was the founding CEO and Executive Vice President. From 1993 to 1996, he was a co-founder and Vice President of Engineering of NeTpower, Inc., a computer workstation manufacturer. From 1988 to 1993, Dr. Frank was a Distinguished Engineer at Sun Microsystems, Inc., where he co-architected several generations of Sun's SPARCstations and was a principal member of Sun's Green Project, which developed the precursor to the Java cross-platform web programming language. Dr. Frank holds over 50 issued patents. He presently serves on the boards of directors of Analog Devices (ADI), Cavium (CAVM), Quantenna (QTNA), and eASIC, and is an advisor to several Bay Area venture capital firms and startups. Dr. Frank holds BSEE and MSEE degrees from Stanford University. He received a Ph.D. in computer science from Carnegie Mellon University, where he was a Hertz Foundation Fellow. In 2018, he was elected to the National Academy of Engineering for his contributions to the development and commercialization of wireless systems. Dr. Frank has been a Trustee of Carnegie Mellon University since 2000 and is currently a Vice-Chairman of its Board of Trustees. Dr. Frank is also the Executive Director (pro bono) of Metallica’s All Within My Hands Foundation, and is the founder and vintner of Compass Vineyards, in Napa California, a boutique producer of 100% estate grown Cabernet Sauvignon. We believe that Dr. Frank’s public company experience qualifies him to serve on our board of directors.

32

Richard Ogawa, J.D., Director

Mr. Ogawa has served as a member of Amesite OpCo’s board of directors since February 2018. Mr. Richard T. Ogawa has been General Counsel at Inphi Corporation, responsible for overseeing legal matters as well as corporate, intellectual property, and government affairs. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar with more than 25 years of experience specializing in technology companies. Prior to Inphi, he was a Partner at Townsend and Townsend, a law firm focused on intellectual property. He is the founder and owner of Ogawa Professional Corporation, his own law firm, focusing on venture backed startup companies. He is General Counsel for Soraa Laser Diode, Inc., a venture funded company by Khosla Ventures, and is General Counsel for MCube, Inc. a venture funded company by Kleiner Perkins Caufield & Byers. He has also held a variety of engineering and management positions at NEC Electronics. He is a Charter Member of the Indus Entrepreneur Group (TIE) and had been a member of the boards of the Asian Law Alliance, American Intellectual Property Law Association, and others. Mr. Ogawa also served as a Partner Member for Technology Group 2800 of the United States Patent and Trademark Office. He received a B.S. in Chemical Engineering from the University of California, Davis in 1984, and a J.D. from McGeorge School of Law, University of Pacific in 1991. We believe that Mr. Ogawa’s experience as an attorney and his patent expertise qualifies him to serve on our board of directors.

Anthony M. Barkett, J.D., Director

Mr. Barkett has served as a member of Amesite OpCo’s board of directors since February 2018. Mr. Barkett is a California- based real estate developer. He holds Bachelor of Arts degrees in Economics and Political Science from the University of California at Los Angeles, as well as a Juris Doctor degree from the University of the Pacific McGeorge School of Law. Mr. Barkett practiced law from 94-2003 specializing in land use, affordable housing and government relations. He is currently the managing member of several LLC's which developed and now own and manage commercial real estate in CA, Arizona and Hawaii. He is the managing member of Oliveto, LLC which farms and manages olive and walnut orchards in Linden, CA. He is the CEO of Trinity Solar and managing member of Affordable Energy Partners, LLC which built and still owns and manages solar systems throughout CA. In 2013 he was appointed by Governor Jerry Brown to the California Citizens Compensation Commission, a State commission that sets compensation for the legislature. He is a board member and has been for 17 years of the Downtown Stockton Alliance which is a property owner based 501c 3 organized to promote and restore downtown Stockton, He is a political consultant for Stockton East Water District and has held this position for 20 years. In 2016, He was a co founder of Ready to Work a 501 c3 corporation formed to help homeless and previously incarcerated men get paid work, job training and permanent housing.

We believe that Mr. Barkett’s non-profit experience qualifies him to serve on our board of directors.

Involvement in certain legal proceedings.

None of the following events has occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

33

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

All of our directors will hold office until their successors have been elected and qualified or appointed or the earlier of their death, resignation or removal. Executive officers are appointed and serve at the discretion of the board of directors.

We have a staggered board. Our directors are divided into three classes, designated as Class I, consisting of two directors, Class II, consisting of one director, and Class III, consisting of two directors, with no more than one class eligible for re-election at any annual stockholder meeting. The two Class I directors have been initially elected for a term expiring on the date of our 2018 annual stockholder meeting and thereafter will be elected to serve terms of three years. The Class II director has been initially elected for a term expiring on the date of our 2019 annual stockholder meeting and thereafter will be elected to serve terms of three years. The two Class III directors have been initially elected for a term expiring on the date of our 2020 annual stockholder meeting. The division of our board of directors into three classes with staggered three year terms after the initial term may delay or prevent a change of our management or a change in control.

The following table sets forth the names and classes of our directors:

Class I directors	Class II director	Class III directors
J. Michael Losh	Ann Marie Sastry	Anthony Barkett
Richard Ogawa		Dr. Edward H. Frank

34

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our board of directors has determined that other than Dr. Sastry and Mr. Ogawa, the other members of our board of directors are independent directors. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. We expect to transition the composition and functioning of our board of directors and each of our committees to comply with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Board Diversity

Our nominating and corporate governance committee will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will consider many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to our industry and with relevant social policy concerns;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of our operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to our success; and

●	any other relevant qualifications, attributes or skills.

35

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Committees

Our board of directors has established the committees described below and may establish others from time to time. The charters for each of our committees will be available on our website following the final closing of the Merger.

Audit committee

Our audit committee will be comprised of Anthony M. Barkett, Dr. Edward H. Frank and J. Michael Losh who will serve as the chairperson of the committee. We expect that our board of directors will determine that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and The NASDAQ Capital Market. We also expect that our board of directors will designate J. Michael Losh as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities will include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	oversight and review of the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

●	oversight of the creation of policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

●	periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act); and

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

36

Compensation committee

Our compensation committee will be comprised of Anthony M. Barkett, Dr. Edward H. Frank, and Richard T. Ogawa will serve as the chairperson of the committee. We expect that our board of directors will determine that each member of the compensation committee other than Richard T. Ogawa is an independent director for compensation committee purposes as that term is defined in the applicable rules of the NASDAQ Capital Market and is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The compensation committee’s responsibilities will include, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer;

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of the chief executive officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing the compensation, welfare, benefit and pension plans and similar plans;

●	reviewing and making recommendations to the board of directors with respect to director compensation; and

●	preparing for inclusion in the proxy statement the report, if any, of the compensation committee required by the SEC.

The compensation committee will have the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Nominating and corporate governance committee

We will not have a designated nominating and corporate governance committee. The entire board of directors will be responsible for:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Risk Assessment and Compensation Practices

Our management assessed and discussed with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

37

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk taking. While performance-based cash bonuses focus on achievement of short-term or annual goals, which may encourage the taking of short-term or annual risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and our performance-based cash bonuses are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success and do not encourage unnecessary or excessive risk taking.

A significant proportion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Following the closing of the Merger, the code of business conduct and ethics will be available on our website at www.amesite.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation will provide that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

As a condition to the Merger, we also entered into a Pre-Merger Indemnity Agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

38

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

On March 28, 2018, Amesite OpCo granted (i) 50,000 options to Anthony Barkett, (ii) 50,000 options to Edward Frank, (iii) 75,000 options Michael Losh, and (iv) 75,000 to Richard Ogawa. 50% of the options vest one year from the date of grant with the remainder vesting at a rate of 1/24 each month thereafter. These options were automatically converted into options of Amesite Inc. at the closing of the Merger.

Amesite OpCo has entered into a board service agreement with each of its non-employee directors regarding director compensation and covering reimbursement of expenses incurred by such directors in attending meetings of its board of directors and committees thereof, and in carrying out such director’s duties as a director or as a member of any committee of its board of directors. These agreements, which may be amended from time to time, will remain in place.

Consulting Arrangement

On March 29, 2018, the board of directors of Amesite OpCo approved a consulting agreement with Mr. Richard Ogawa whereby Mr. Ogawa will provide certain consulting services to Amesite OpCo relating to the protection of Amesite OpCo’s intellectual property and general business advice for the benefit of Amesite OpCo. Amesite OpCo agreed to pay Mr. Ogawa $1,000 for each filed patent application and $1,000 for each issued or granted patent regardless of the jurisdiction or type of patent, except for provisional patent applications for which no fee would be paid by Amesite OpCo. In addition, Amesite OpCo granted Mr. Ogawa a nonqualified stock option to purchase 200,000 shares of Amesite OpCo’s common stock (subject to adjustment for the Merger) at an exercise price of $1.50 per share (subject to adjustment for the Merger).

39

The foregoing description of the terms of Mr. Ogawa’s consulting agreement is qualified in its entirety by reference to the provisions of the employment agreement filed as Exhibit 10.5 hereto.

Executive Compensation

Overview

Summary Compensation Table

Amesite OpCo was incorporated in November 2017 and no compensation was paid to it officers between incorporation and December 31, 2017. We paid our former controller Bernie Chong $15,000 between January 1, 2018 and June 30, 2018. We paid Dr. Sastry $61,923 between January 1, 2018 and June 30, 2018.

Employment and Change in Control Arrangements

Amesite OpCo generally executes an offer of employment or employment agreement before an executive joins the company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and any equity awards. The Company expects to enter into agreements with its executive officers to assume Amesite OpCo’s obligations under these employment agreements.

Ann Marie Sastry, Chief Executive Officer

Dr. Sastry’s base salary is reviewed periodically by our board of directors and adjustments may be made upon the recommendations of the compensation committee. Before the Effective Date, our board of directors appointed her as our Chief Executive Officer and set her annual base salary at $350,000. She is eligible to receive a bonus up to 60% of her annual base salary for achievement of mutually agreed upon milestones approved by our board of directors.

The foregoing description of the terms of Dr. Sastry’s employment agreement is qualified in its entirety by reference to the provisions of the employment agreement filed as an exhibit hereto.

Base salaries for our named executive officers other than our Chief Executive Officer will typically be reviewed annually in connection with their performance reviews.

Benjamin Williams, Chief Financial Officer

In connection with the appointment of Mr. Williams as Chief Financial Officer, the Company and Mr. Williams entered into a consulting agreement, effective August 20, 2018 (the “Consulting Agreement”), pursuant to which Mr. Williams will receive a flat rate of $5,000 per month for his services. Under the terms of the Consulting Agreement, the Company will engage Mr. Williams as an independent contractor to perform certain services, including but not limited to, serving as the Company’s Chief Financial Officer and performing services normally provided by a chief financial officer. The engagement of Mr. Williams pursuant to the Consulting Agreement will continue until the earlier of (i) the final completion of his Services (as such term is defined in the Consulting Agreement), or (ii) the termination of the Consulting Agreement as provided in the Consulting Agreement. Each party to the Consulting Agreement may terminate such agreement upon providing 21 days’ prior written notice of such termination to the other party. In addition, the Company may terminate the Consulting Agreement immediately and without prior notice under certain circumstances.

The foregoing description of the terms of Mr. Williams’ consulting agreement is qualified in its entirety by reference to the provisions of the employment agreement filed as an exhibit hereto.

Outstanding Equity Awards at June 30, 2018

There were no outstanding equity awards issued to our principal executive officer or next two highest paid executive officers at June 30, 2018.

40

Equity Incentive Plans

The following summary provides more detailed information concerning Amesite OpCo’s equity compensation plan. This summary is qualified in its entirety by the full text of the compensation plan and related form of award agreement, each of which has been filed as an exhibit to this prospectus.

2017 Equity Incentive Plan

On November 14, 2017 and November 15, 2017, respectively, the Amesite OpCo board of directors adopted and its stockholders approved the Amesite Inc. 2017 Equity Incentive Plan, or the 2017 Plan. The material terms of the 2017 Plan are as follows:

Eligible participants. All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of our Company or any of our subsidiaries are eligible to receive awards under the 2017 Plan.

Shares authorized. The maximum plan pool size is 1,000,000 shares of Amesite OpCo’s common stock.

Award Types. Awards include options, stock appreciation rights, restricted stock, or restricted stock units.

2018 Equity Incentive Plan

On April 26, 2018, the board of directors adopted and the Company’s stockholders approved the Amesite, Inc. 2018 Equity Incentive Plan, or the 2018 Plan. The 2018 Plan is intended to align the interests of our stockholders and the recipients of awards under the 2018 Plan, and to advance our interests by attracting and retaining directors, officers, employees and other service providers and motivating them to act in our long-term best interests. The material terms of the 2018 Plan are as follows:

Plan term. The 2018 Plan will become effective on the date that is 20 days after we mailed our definitive Schedule 14C information statement to our pre-Merger stockholders and terminates on the tenth anniversary of its effective date, unless terminated earlier by our board of directors.

Eligible participants. All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of our Company or any of our subsidiaries are eligible to receive awards under the 2018 Plan. The compensation committee of our board will determine the participants under the 2018 Plan.

Shares authorized. 2,529,000 shares of common stock will be available for awards granted under the 2018 Plan, inclusive of 1,288,195 shares subject to options originally granted under the 2017 Plan and assumed in connection with the Merger, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the 2018 Plan. As of the first day of each calendar year beginning on or after January 1, 2021, the number of shares available for all awards under the 2018 Plan, other than incentive stock options, will automatically increase by a number equal to the least of (i) five percent (5%) of the number of shares of the Company’s common stock that are issued and outstanding as of that date, or (ii) a lesser number of shares of the Company’s common stock as determined by the compensation committee. To the extent that shares of common stock subject to an outstanding award granted under the 2018 Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of an award in cash, then those shares of common stock will again be available under the 2018 Plan. In addition, any shares covered by an award that have been surrendered in connection with the payment of the award exercise or purchase price or in satisfaction of tax withholding obligations incident to the grant, exercise, vesting or settlement of an award will be deemed not to have been issued for purposes of determining the maximum number of shares of common stock which may be issued pursuant to all awards under the 2018 Plan.

41

Award types. Awards include non-qualified and incentive stock options, stock appreciation rights, bonus shares, restricted stock, restricted stock units, performance units and cash-based awards.

Administration. The compensation committee will interpret and administer the 2018 Plan. The compensation committee’s interpretation, construction and administration of the 2018 Plan and all of its determinations thereunder will be conclusive and binding on all persons.

The compensation committee shall have the authority to determine the participants in the 2018 Plan, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The compensation committee may take any action such that (i) any outstanding options and stock appreciation rights become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock or restricted stock units will lapse, (iii) all or a portion of any performance period applicable to any performance-based award will lapse, and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target level or any other level. Subject to the terms of the 2018 Plan relating to grants to our executive officers and directors, the compensation committee may delegate some or all of its powers and authority to the Chief Executive Officer and President or other executive officer as the compensation committee deems appropriate.

Stock options and stock appreciation rights. The 2018 Plan provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified stock options. The compensation committee will determine the terms and conditions to the exercisability of each option and stock appreciation right.

The period for the exercise of a non-qualified stock option or stock appreciation right will be determined by the compensation committee provided that no option may be exercised later than ten years after its date of grant. The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of a share of our common stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise, subject to tax withholding in respect of an employee, shares of our common stock, which may be restricted stock, with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right.

Each incentive stock option will be exercisable for not more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of our capital stock, or a “ten percent holder”, in which case the option will be exercisable for not more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of our common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code of 1986, as amended, or the “Code”, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of our common stock, share withholding or through a cashless exercise arrangement, as permitted by the applicable award agreement. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

42

The compensation committee, without stockholder approval, may (i) reduce the exercise price of any previously granted option or the base appreciation amount of any previously granted stock appreciation right, or (ii) cancel any previously granted option or stock appreciation right at a time when its exercise price or base appreciation amount (as applicable) exceeds the fair market value of the underlying shares, in exchange for another option, stock appreciation right or other award or for cash.

Stock awards. The 2018 Plan provides for the grant of stock awards. The compensation committee may grant a stock award as a bonus stock award, a restricted stock award or a restricted stock unit award and, in the case of a restricted stock award or restricted stock unit award, the compensation committee may determine that such award will be subject to the attainment of performance measures over an established performance period. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

The agreement awarding restricted stock units will specify whether such award may be settled in shares of our common stock, cash or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to such award. Prior to settlement of a restricted stock unit in shares of our common stock, the holder of a restricted stock unit will have no rights as our stockholder.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as our stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock, except that distributions other than regular cash dividends and regular cash dividends with respect to shares of restricted stock subject to performance-based vesting conditions will be held by us and will be subject to the same restrictions as the restricted stock.

Performance unit awards. The 2018 Plan provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount, shares of our common stock or a combination thereof which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of our common stock, the holder of such award will have no rights as our stockholder with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

Cash-based awards. The 2018 Plan also provides for the grant of cash-based awards. Each cash-based award is an award denominated in cash that may be settled in cash and/or shares, which may be subject to restrictions, as established by the compensation committee.

Performance goals. Under the 2018 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the compensation committee at the time of grant. The performance goals may be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms.

43

Individual Limits.

With respect to non-employee directors, the maximum grant date fair value of shares that may be granted to an individual non-employee director during any fiscal year of the Company is $150,000. In connection with a non-employee director’s commencement of service with the Company, the per person limit set forth in the previous sentence will be $150,000.

Amendment or termination of the 2018 Plan. The board may amend or terminate the 2018 Plan as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation.

Change of control. In the event of a change of control, our board of directors may, in its discretion, (1) provide that (A) some or all outstanding options and stock appreciation rights will immediately become exercisable in full or in part, (B) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, (C) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (D) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target or any other level, (2) provide that some or all outstanding awards will terminate without consideration as of the date of the change of control, (3) require that shares of stock of the corporation resulting from such change of control, or a parent corporation thereof, be substituted for some or all of our shares subject to an outstanding award, and/or (4) require outstanding awards, in whole or in part, to be surrendered by the holder, and to be immediately canceled, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or stock appreciation right, the number of our shares then subject to the portion of such option or stock appreciation right surrendered, whether vested or unvested, multiplied by the excess, if any, of the fair market value of a share of our common stock as of the date of the change of control, over the purchase price or base price per share of our common stock subject to such option or stock appreciation right, (ii) in the case of a stock award, the number of shares of our common stock then subject to the portion of such award surrendered, whether vested or unvested, multiplied by the fair market value of a share of our common stock as of the date of the change of control, and (iii) in the case of a performance unit award, the value of the performance units then subject to the portion of such award surrendered; (B) shares of capital stock of the corporation resulting from such change of control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

Under the 2018 Plan, a change of control will occur upon: (i) a person’s or entity’s acquisition, other than from us, of beneficial ownership of 50% or more of either our then outstanding shares or the combined voting power of our then outstanding voting securities, but excluding certain acquisitions by the company, its subsidiaries or employee benefit plans, or by a corporation in which our stockholders hold a majority interest; (ii) a reorganization, merger or consolidation of the company if our stockholders do not thereafter beneficially own more than 50% of the outstanding shares or combined voting power of the resulting company, (iii) certain changes to the incumbent directors of our Company, or (iv) a complete liquidation or dissolution of the company or of the sale or other disposition of all or substantially all of our assets; but excluding, in any case, the initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering.

New plan benefits. The benefits that might be received by officers, employees and non-employee directors cannot be determined at this time. All officers, employees and non-employee directors are eligible for consideration to participate in the 2018 Plan.

44

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below we describe transactions and series of related transactions to which we were a party, or may be a party, and which we have entered into since our incorporation in November 2017, or is currently proposed, in which:

●	the amounts involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than five percent of our capital stock, or an affiliate or immediate family member of such persons, had or will have a direct or indirect material interest.

Common Stock Issued in the Insider Investment

Certain of our existing investors, including investors affiliated with certain of our directors, and Dr. Sastry, our chief executive officer, have purchased an aggregate of 566,667 shares of our common stock in the Insider Investment, for an aggregate purchase price of approximately $680,000. The following investors in the Insider Investment are related to the Company:

Inside Investors	Relationship With Company	Investment
Anthony Barkett	Director	$60,000.00
Ed Frank	Director	$50,000.00
Mike Losh	Director	$50,000.00
Richard Ogawa (through Ogawa P.C.)	Director	$30,000.00
Richard Ogawa	Director	$50,000.00
Ann Marie Sastry	Chief Executive Officer and Director	$340,000.80
Mark Tompkins	Former Chief Executive Officer, Director and Current 5%> Holder	$100,000.00

Related Party Advances

Since November 2017, Dr. Sastry has advanced approximately $239,292 to Amesite OpCo to fund its start-up operations, which included research and development, organizational costs, and various professional fees in connection with the private placement offerings and insider investment. Amesite OpCo and Dr. Sastry did not have a formal arrangement or agreement pursuant to which these funds were paid. Dr. Sastry paid certain Amesite OpCo related expenses and was reimbursed out of proceeds of the Private Placement. Dr. Sastry was repaid without interest.

Director and Executive Officer Compensation

See “Executive and Director Compensation” for information regarding compensation of Amesite OpCo’s directors and named executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Amesite OpCo has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require Amesite OpCo or will require it to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of Amesite OpCo, arising out of the person’s services as a director or executive officer. As a condition to the Merger, we also entered into a Pre-Merger Indemnity Agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions. The form of the Pre-Merger Indemnity Agreement is filed as an exhibit to this prospectus. All descriptions of the Pre-Merger Indemnity Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Policies and Procedures for Related Party Transactions

We do not currently have written policies and procedures for related party transactions. Our board of directors plans to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Amesite OpCo’s total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.

45

USE OF PROCEEDS

We are filing this registration statement of which this prospectus forms a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, for use in the operation of our business and to fund future growth. We have never declared or paid cash dividends on our common stock and we do not intend to pay any cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements.

DETERMINATION OF OFFERING PRICE

The selling stockholders may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $1.50 per share until such time as our common stock is quoted on the OTCQB or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The fixed price of $1.50 at which the selling stockholders may sell their shares pursuant to this prospectus was determined based upon the purchase price per share of our common stock in the Private Placement We have included a fixed price at which selling stockholders may sell their shares pursuant to this prospectus prior to the time there is a public market for our stock in order to comply with the rules of the SEC that require that, if there is no market for the shares being registered, this registration statement must include a price at which the shares may be sold. Except to the extent that we are involved in an underwritten secondary offering of common stock, if any, by the selling stockholders, all shares of common stock being offered pursuant to this prospectus will be sold by the selling stockholders without our involvement.

46

MARKET INFORMATION FOR OUR COMMON STOCK

Our common stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

As of September 20, 2018, we had 13,490,586 shares of common stock outstanding held by 81 stockholders of record.

As of September 20, 2018, we had outstanding options to purchase 1,126,917 shares of our common stock and outstanding warrants to purchase 292,114 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of September 20, 2018, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of September 20, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 14,730,617 shares of our common stock outstanding as of September 20, 2018.

Shares of common stock that a person has the right to acquire within 60 days of September 20, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o Amesite Inc., 205 East Washington Street, Suite B, Ann Arbor, Michigan 48104.

Beneficial Owner Greater than 5% Stockholders	Shares of Common Stock Beneficially Owned (#) (1)	Percentage of Common Stock Beneficially Owned (%) (1)
Mark Tompkins Apt. 1,Via Guidino 23, 6900 Lugano Paradiso, Switzerland	2,900,668	19.69%

Directors and Named Executive Officers
Ann Marie Sastry, Ph.D.	6,116,667	41.52%
J. Michael Losh	151,041	1.02%
Edward H. Frank, Ph.D.	114,583	*
Richard Ogawa(2)	467,708	3.17%
Anthony M. Barkett	122,917	*
All directors and executive officers as a group (6 persons)	6,972,916	47.3%

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.

47

(1)	Includes 2,921,145 shares of common stock issued upon the consummation of the closing of the Private Placement, 895,829 shares of our common stock in connection with the Insider Investment and 947,917 shares of our common stock issuable upon the exercise of certain outstanding equity awards.

(2)	Includes 25,000 shares of common stock held of record by OGAWA Professional Corporation. Mr. Ogawa is the beneficial owner of OGAWA Professional Corporation and has voting and investment power over the securities held by OGAWA Professional Corporation.

SELLING STOCKHOLDERS

This prospectus covers the offer and sale by the selling stockholders identified below of 13,090,586 shares of our common stock.

The 13,090,586 shares of common stock being offered by the selling stockholders consist of (i) 5,833,333 shares of common stock privately issued to the selling stockholders on April 27, 2018 in exchange for shares of Amesite Operating Company, (ii) 3,100,000 shares of common stock held by pre-Merger stockholders of our predecessor, Lola One, (iii) an aggregate of 2,921,145 shares of common stock issued pursuant to the Private Placement, (iv) an aggregate 895,829 shares of common stock issued in connection with the Insider Investment, and (v) an aggregate 340,279 shares of common stock issued to certain Amesite consultants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. The registration of such common stock does not necessarily mean, however, that any of the shares of common stock will be offered or sold by the selling stockholders. We will not receive any proceeds from the sale of the common stock by the selling stockholders, and we have borne and will continue to bear the costs relating to the registration of these shares of common stock, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

48

Except as disclosed in the footnotes below and except for the beneficial ownership of the common stock described in the table below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with the company or any of its affiliates within the last three years.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell none of their shares or sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Shares of common stock subject to options currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

Name of Selling Stockholders	Applicable Footnote	Number of Shares Owned Before the Offering (#)	Number of Shares Being Offered (#)	Shares Owned After the Offering (#)(2)	Shares Owned After the Offering (%)(1)(2)
David Berry		33,333	33,333	-	*
Scott L. Byer		16,666	16,666	-	*
Ray T. Camphausen		93,332	93,332	-	*
Joel Cherande		133,333	133,333	-	*
Jean-Marc Henry & Patricia Henry JTWROS		33,333	33,333	-	*
Steven A. Hobbs		33,333	33,333	-	*

49

Name of Selling Stockholders	Applicable Footnote	Number of Shares Owned Before the Offering (#)	Number of Shares Being Offered (#)	Shares Owned After the Offering (#)(2)	Shares Owned After the Offering (%)(1)(2)
Thomas G. Hoffman		33,333	33,333	-	*
Thomas Murray		33,333	33,333	-	*
George A. Parmer		666,666	666,666	-	*
Luc Lissoir		26,666	26,666	-	*
Peter James Wealleans		50,000	50,000	-	*
Bernd Weidmann		33,333	33,333	-	*
Michael B Carroll Sheila J Carroll JTWROS		66,667	66,667	-	*
Stephen Park & Tracy Park JTWROS		16,667	16,667	-	*
Mark J. Mabile		32,666	32,666	-	*
Harry A Theochari		32,000	32,000	-	*
Charles R DeBusk		15,000	15,000	-	*
Alois "Luis" Praxmarer & Sandra Praxmarer JTWROS		16,666	16,666	-	*
John Molter		16,666	16,666	-	*
Alok K. Agrawal		7,000	7,000	-	*
Ashok Suppiah		16,666	16,666	-	*
Alan Greenhalgh & Angela Greenhalgh JTWROS		66,666	66,666	-	*
Henry Berry Corporation Limited	3	33,333	33,333	-	*

50

Name of Selling Stockholders	Applicable Footnote	Number of Shares Owned Before the Offering (#)	Number of Shares Being Offered (#)	Shares Owned After the Offering (#)(2)	Shares Owned After the Offering (%)(1)(2)
Burton Mark Paull		16,666	16,666	-	*
Andrew W Hamer	4	15,000	15,000	-	*
William J Kadi and Sandra M Kadi, as trustees of the Kadi Family Trust DTD 08-31-2006		16,666	16,666	-	*
Craig Bannister		33,333	33,333	-	*
Jeffrey Blanton Shealy		33,333	33,333	-	*
William Atkins & Sally S Atkins JTWROS		16,666	16,666	-	*
Michael J Barza		33,333	33,333	-	*
Donald K Coffey		16,666	16,666	-	*
Rex A. Jones		100,000	100,000	-	*
Dr. Mariusz J Klin		13,333	13,333	-	*
Paulo Ricardo Stark		16,666	16,666	-	*
Jeff L Stevens		33,333	33,333	-	*
John F. Wiles		15,000	15,000	-	*
Robert John Kline-Schoder Rev. Living Trust DTD 1-27-95	5	33,333	33,333	-	*
Christopher B McDivitt		6,666	6,666	-	*
Ernest W. Moody Revocable Trust DTD 01-14-2009	6	200,000	200,000	-	*
Craig M Cancienne Jr		20,000	20,000	-	*
Anthony Barkett	7	122,917	50,000	72,917	*

51

Name of Selling Stockholders	Applicable Footnote	Number of Shares Owned Before the Offering (#)	Number of Shares Being Offered (#)	Shares Owned After the Offering (#)(2)	Shares Owned After the Offering (%)(1)(2)
Hadas Partners LLC	8	197,917	125,000	72,917	*
Frank-Ratchey Family Trust	9	114,583	41,666	72,917	*
Mike Gong		30,000	30,000	-	*
Jeff Griffor		20,833	20,833	-	*
Mike Losh	10	151,041	41,666	109,375	*
Jay Mullick		41,666	41,666	-	*
Richard Ogawa	11	442,708	41,666	401,042	3.04%
Gilbert S Omenn Revocable Trust	12	78,124	41,666	36,458	*
Bob Prag		41,666	41,666	-	*
Ann Marie Sastry	13	6,116,667	6,116,667	-	*
Binith Shah		8,333	8,333	-	*
Mark Tompkins	14	2,900,667	2,900,667	-	*
Oleg Vigdorchik		20,000	20,000	-	*
Ogawa Professional Corporation	15	25,000	25,000	-	*
Ian Jacobs	16	199,333	199,333	-	*
MSK Venture Partners LLC	17	33,333	33,333	-	*
Sean C. Duggan		33,333	33,333	-	*
Brice Mastroluca		6,666	6,666	-	*
Antony Paul Henshaw		16,666	16,666	-	*

52

Name of Selling Stockholders	Applicable Footnote	Number of Shares Owned Before the Offering (#)	Number of Shares Being Offered (#)	Shares Owned After the Offering (#)(2)	Shares Owned After the Offering (%)(1)(2)
Michael K Barber & Julia K Barber JTWROS		16,667	16,667	-	*
Stephen P Fox		33,333	33,333	-	*
Robert M. Henely		10,000	10,000	-	*
Scott R Parent		16,666	16,666	-	*
Brian V Skillern		8,333	8,333	-	*
Carlos De Serpa Pimentel		33,333	33,333	-	*
The Dean Bekken Revocable Trust	18	33,333	33,333	-	*
Philip Todd Herndon		100,000	100,000	-	*
Matthew Bell		6,666	6,666	-	*
George A. Parmer		168,333	168,333	-	*
Stephen David Salmonsky & Jennifer Kent Salomonsky JTWROS		33,333	33,333	-	*
CI Associates LP	19	66,666	66,666	-	*
Vineet K Masuraha & Neeta A Gupta JTWROS		33,333	33,333	-	*
Lee Wagner & Michelle Wagner JTWROS		16,666	16,666	-	*
Yogesh Desai		66,666	66,666	-	*
Mark A. Suwyn		94,500	94,500	-	*
The Del Mar Consulting Group, Inc.	20	204,168	204,168	-	*
Alex Partners, LLC	21	136,110	136,110	-	*
Jeffrey B. Shealy	22	50,000	50,000	-	*

*	Less than 1%
**	Broker-Dealer or Broker-Dealer Affiliate

53

(1)	Applicable percentage ownership is based on 13,490,586 shares of our common stock outstanding as of September 20, 2018.

(2)	Assumes the sale of all shares of common stock offered in this prospectus.

(3)	Dr. Bruce Goodfellow, principal of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(4)	William J Kadi and Sandra M Kadi, trustees of the selling stockholder, have the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(5)	Robert John Kline Schroder, trustee of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(6)	Ernest W. Moody, trustee of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(7)	Includes 72,917 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. The selling stockholder is a member of our board of directors.

(8)	Dennis Bernard, managing member of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares. Includes 72,917 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. Dennis Bernard is a member of our board of advisors.

(9)	Edward H. Frank, trustee of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares. Includes 72,917 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. Edward H. Frank is a member of our board of directors.

(10)	Includes 109,375 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. The selling stockholder is a member of our board of directors.

(11)	Includes 401,042 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. The selling stockholder is a member of our board of directors.

(12)	Gilbert S. Omenn, trustee of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares. Includes 36,458 shares of our common stock underlying an option held by the selling stockholder and exercisable within 60 days following September 20, 2018 that are not being offered in this offering. Gilbert S. Omenn is a member of our board of advisors.

54

(13)	The selling stockholder is our founder, chief executive officer and member of our board of directors.

(14)	Consists of 2,900,667 shares of our common stock held by Mark Tompkins, a former director and officer of Lola One, our predecessor.

(15)	Richard T. Ogawa, principal of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares. Richard T. Ogawa is a member of our board of directors. Mr. Ogawa also owns 442,748 shares of common stock in his own name as set forth in footnote 11.

(16)	Consists of 199,333 shares of our common stock held by Ian Jacobs, a former director of Lola One, our predecessor.

(17)	The selling stockholder was a service provider in connection with the Merger.

(18)	Dean Bekken, trustee of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(19)	H. Louis Salmonsky, principal of the selling stockholder, has the power to vote or dispose of the shares held of record by the selling stockholder and may be deemed to beneficially own those shares.

(20)	Scott Wilfong is the sole member of the selling stockholder and has voting and investment power over the shares. The selling stockholder provides consulting services to the Company.

(21)	Robert Prag is the president of the selling stockholder and has voting and investment power over the shares. The selling stockholder provides consulting services to the Company. Mr. Prag also holds 41,666 shares in his own name.

(22)	On September 20, 2018, Mark Tompkins, a former director and officer of Lola One, our predecessor transferred 50,000 of the 2,950,667 he held to the selling stockholder.

55

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Until such time as our common stock is quoted on the OTCQB or another public trading market otherwise develops, the selling stockholders identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $1.50 per share. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	Settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	After our common stock is quoted on the OTCQB or another public trading market otherwise develops, broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

56

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

57

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus. We have agreed with the selling stockholders to keep this registration statement of which this prospectus constitutes a part effective for five years from the date it is declared effective by the SEC or until the date on which all of the shares required to be registered by us have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement. See the section of this prospectus captioned “Shares Eligible for Future Sale—Registration Rights.”

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 20, 2018, we had 13,490,586 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC.

58

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, provided, however, that, except as otherwise required by law, holders of our common stock shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together as a class with the holders of one or more other series of preferred stock, to vote thereon by law or pursuant to our certificate of incorporation. There are no cumulative rights with respect to our common stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant. For a discussion of provisions in our charter that would have an effect of delaying or preventing a change of control, see “Anti-Takeover Effects of Provisions of Our Charter Documents.”

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our board of directors may specify the following characteristics of any preferred stock, which may affect the rights of holders of our common stock:

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

59

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	the voting rights; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Warrants

As of September 20, 2018, the Placement Agent Warrants entitle their holders to purchase an aggregate of 292,114 shares of common stock, with a term of five years and an exercise price of $1.50 per share.

The Placement Agent Warrants contain customary provisions for adjustment in the event of stock splits, subdivision or combination or mergers.

The summary descriptions of the warrants described above are qualified in their entirety by reference to the form of such warrants filed as an exhibit to this prospectus.

Options

Options to purchase shares of Amesite OpCo common stock that were originally granted under the 2017 Plan to certain of Amesite OpCo’s employees, officers and directors were converted into options to purchase 947,917 shares of our common stock with a weighted average exercise price of $1.50 per share when they were assumed by us in connection with the Merger. As of September 20, 2018, there were options to purchase 1,126,917 shares of our common stock with a weighted average exercise price of $1.50 per share.

Other Convertible Securities

As of August 20, 2018, other than the securities described above, we do not have any outstanding convertible securities.

60

Lock-up Agreements

In connection with the Merger and the Insider Investment, holders of approximately 6.7 million shares of our common stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the date twenty-four months after the date of the Merger and the initial closing of the Private Placement, except with our prior written consent.

Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of common stock that are restricted securities or are held by our affiliates as of the date of the Merger will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act. See “Shares Eligible for Future Sale—Lock-Up Agreements” below for more information.

Registration Rights

In connection with the Merger and the Private Placement, we entered into a Registration Rights Agreement with our investors. See “Shares Eligible for Future Sale—Registration Rights” below for more information.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of our outstanding stock.

Our amended and restated certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our amended and restated bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

61

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our amended and restated bylaws in all respects. The amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our amended and restated bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

62

●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

63

Following such time, if any, as our capital stock is listed on a national securities exchange or is held of record by more than 2,000 stockholders, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors and Executive Officers—Limitation of Liability and Indemnification.”

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, or CST. CST’s address is 1 State Street 30th Floor, New York, NY 10004-1561 and its telephone number is 212.845.3215.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a no public market for our common stock. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

As of September 20, 2018, we had 13,490,586 shares of common stock outstanding, of which our directors and executive officers beneficially owned an aggregate of 6,972,916 shares. Of those outstanding shares, no shares of our common stock are freely tradable, without restriction, as of the date of this prospectus. No shares issued in connection with the Merger, the Private Placement or the Insider Investment can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after May 2, 2018.

Sale of Restricted Shares

All of the 13,490,586 shares of common stock outstanding as of September 20, 2018 are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Lock-up Agreements

In connection with the Merger and the Insider Investment, holders of approximately 6.7 million shares of our common stock have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the date twenty-four months after the date of the Merger, except with our prior written consent.

64

Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of common stock that are restricted securities or are held by our affiliates as of the date of the Merger will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from May 2, 2018, being the date on which our Form 8-K was filed with the SEC, and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. We intend to register such shares for sale under the Securities Act..

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other persons in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreement referred to above, if applicable).

65

Registration Rights

In connection with the Merger and the Private Placement, we entered into a Registration Rights Agreement, pursuant to which we agreed that promptly, but no later than 60 calendar days from the final closing of the Private Placement, we will file a Registration Statement with the SEC covering (a) the shares of common stock issued in the Private Placement and the Insider Investment, (b) the shares of common stock issuable upon exercise of the Placement Agent Warrants, (c) the shares of common stock issued upon the conversion of all of the equity securities of Amesite OpCo outstanding prior to the Merger, and (d) 3,500,000 shares of common stock issued or issuable prior to the Merger, or collectively, the Registrable Shares. We will use our commercially reasonable efforts to ensure that such Registration Statement is declared effective within 150 calendar days after the final closing of the Private Placement. Subject to customary limitations, if we are late in filing the Registration Statement, if the Registration Statement is not declared effective within 150 days after the final closing of the Private Placement, if we fail to maintain the effectiveness of the Registration Statement, or the holders of Registrable Shares cannot use the Registration Statement to resell the Registrable Shares, for a period of more than 15 consecutive trading days (except for suspension of the use of the Registration Statement in connection with the filing of a post-effective amendment in connection with filing our Annual Report on Form 10-K for the time reasonably required to respond to any comments from the SEC on the post-effective amendment or during a permitted blackout period as described in the Registration Rights Agreement) or following the listing or inclusion for quotation on the OTC Markets Group, the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American, trading of our common stock is suspended or halted for more than three consecutive trading days or if the Registrable Shares are not listed or quoted on such markets, collectively, the Registration Events, we will make payments to each holder of Registrable Shares as monetary penalties at a rate equal to 12% per annum of the total value of Registrable Shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the Registration Rights Agreement, subject to a 5% cap with respect to such holder’s Registrable Shares that are affected by all Registration Events in the aggregate. No monetary penalties will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of common stock which may be included in the Registration Statement, or Cutback Comment, or after the Registrable Shares may be resold without volume or other limitations under Rule 144 or another exemption from registration under the Securities Act. Any cutback resulting from a Cutback Comment shall be allocated first to the shares of common stock issuable upon the exercise of the Placement Agent Warrants and second to the other Registrable Shares taken together, in each case, pro rata based on the total number of such shares held by or issuable to each holder in such group.

We must use commercially reasonable efforts to keep the Registration Statement effective for three years from the date it is declared effective by the SEC or until the date on which all Registrable Securities have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement.

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants and reasonable fees and disbursements of counsel to the investors, not to exceed $10,000. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

Stock Plans

We intend to file with the SEC a registration statement under the Securities Act covering the shares of common stock that we may issue (i) upon exercise of outstanding options under the assumed 2017 Plan, and (ii) that are outstanding or reserved for issuance under the 2018 Plan. Such registration statement is expected to be filed and become effective as soon as practicable after registration of our shares of common stock with the SEC pursuant to a registration statement on Form S-1. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

66

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The financial statements of Amesite Inc. as of June 30, 2018 and December 31, 2017 and for the period from January 1, 2018 through June 30, 2018 and November 14, 2017 (date of incorporation) through December 31, 2017 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the ability of the company to remain a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 205 East Washington Street, Suite B, Ann Arbor, MI 48104, (650) 516-7633.

67

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Amesite Inc.

205 East Washington Street

Unit B

Ann Arbor, MI 48104

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Amesite Inc. (the "Company") as of June 30, 2018, and December 31, 2017, and the related consolidated statements of operations, stockholders' equity, and cash flows, for the periods from January 1, 2018 through June 30, 2018, and November 14, 2017 (date of incorporation) through December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and December 31, 2017, and the results of its operations and its cash flows for the period from January 1, 2018 through June 30, 2018, and November 14, 2017 (date of incorporation) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred losses since inception, is still in the early stages of developing its service platform, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover costs over an extended period of time, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte and Touche LLP

Detroit, MI

August 17, 2018

We have served as the Company's auditor since 2017.

F-2

Amesite, Inc.

Consolidated Financial Report

June 30, 2018

F-3

Amesite, Inc.

F-4

Amesite, Inc.

Consolidated Balance Sheets

	June 30, 2018 and December 31, 2017
	2018	2017
Assets
Current Assets
Cash	$4,274,116	$-
Other receivable	5,000	-
Prepaid expenses and other current assets	53,609	-
Property and Equipment - Net (Note 4)	95,706	12,655
Capitalized Software Costs	99,000	-
Security Deposit (Note 9)	5,000	5,000
Total assets	$4,532,431	$17,655
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$5,264	$-
Advances from stockholder (Note 8)	1,065	28,728
Accrued and other current liabilities: (Note 8)
Accrued compensation	47,674	-
Accrued subcontractor fees	16,915	13,500
Accrued professional fees	172,340	2,500
Other accrued liabilities	9,994	3,992
Total liabilities	253,252	48,720
Stockholders’ Equity:
Common stock, $.0001 par value; 50,000,000 shares authorized; 12,750,307 and 5,833,333 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively (Note 5)	1,275	583
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2018 or December 31, 2017 (Note 5)	-	-
Additional paid-in capital	4,799,471	(183)
Accumulated deficit	(521,567)	(31,465)
Total stockholders’ equity	4,279,179	(31,065)
Total liabilities and stockholders’ equity	$4,532,431	$17,655

See notes to consolidated financial statements.

F-5

Amesite, Inc.

Consolidated Statements of Operations

Six Months Ended June 30, 2018 and Period from November 14, 2017 (date of incorporation) through December 31, 2017

	2018	2017
Operating Expenses
General and administrative expenses	$35,096	$6,564
Subcontract development services	39,362	16,990
Travel expenses	3,155	1,938
Office rent	26,609	5,973
Professional fees	316,516	-
Payroll and related expenses	69,364	-
Total operating expenses	490,102	31,465
Net Loss	$(490,102)	$(31,465)

Earnings per Share

Basic earnings per share	$(.06)	$(.01)

Weighted average shares outstanding	8,094,756	5,833,333

See notes to consolidated financial statements.

F-6

Amesite, Inc.

Consolidated Statement of Stockholders’ Equity (Deficit)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
Balance - November 14, 2017	$-	$-	$-	$-
Net loss	-	-	(31,465)	(31,465)
Common stock issued	583	(183)	-	400
Balance - December 31, 2017	583	(183)	(31,465)	(31,065)
Net loss	-	-	(490,102)	(490,102)
Recapitalization	310	(33,452)	-	(33,142)
Common stock issued in connection with offerings - Net of issuance costs of $764,036	382	4,652,304	-	4,652,686
Stock option compensation expense	-	180,802	-	180,802
Balance - June 30, 2018	$1,275	$4,799,471	$(521,567)	$4,279,179

See notes to consolidated financial statements.

F-7

Amesite, Inc.

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2018 and Period from November 14, 2017 (date of incorporation) through December 31, 2017

	2018	2017
Cash Flows from Operating Activities
Net loss	$(490,102)	$(31,465)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	1,367	245
Stock option expense	180,802	-
Changes in operating assets and liabilities which (used) provided cash:
Prepaid expenses and other assets	(58,609)	(5,000)
Accounts payable	5,264	-
Accrued and other liabilities	226,931	19,992
Net cash used in operating activities	(134,347)	(16,228)
Cash Flows from Investing Activities
Purchase of property and equipment	(84,418)	(12,900)
Investment in capitalized software	(99,000)	-
Net cash used in investing activities	(183,418)	(12,900)
Cash Flows from Financing Activities
Repayment of note to Lola One stockholder	(33,142)	-
Net (repayments to) advances from stockholder	(27,663)	28,728
Issuance of common stock - net of offering costs	4,652,686	400
Net cash provided by financing activities	4,591,881	29,128
Net Increase in Cash	4,274,116	-
Cash - Beginning of year	-	-
Cash - End of year	$4,274,116	$-
Significant Noncash Transactions
Assumption of Lola One liabilities concurrent with merger - as part of the merger, Lola One note payable of $33,452 was assumed and recorded in additional paid-in-capital, net of common stock issued	$33,142	$-

See notes to consolidated financial statements.

F-8

Amesite, Inc.

 Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 1 - Nature of Business

Amesite, Inc. (the “Company”) was formed in 2017 and is a development stage artificial intelligence software company targeting the college course market.

On April 27, 2018, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger”), Lola One Acquisition Sub, Inc. merged with and into Amesite Operating Company, with Amesite Operating Company remaining as the surviving entity and a wholly-owned operating subsidiary of Lola One Acquisition Company (“Lola One”). Following the Merger, Lola One changed its name to “Amesite, Inc.” and changed its fiscal year end to June 30.

Through June 30, 2018, the Company had yet to generate revenue from its services and products. The Company’s activities are subject to significant risks and uncertainties, including failure to secure additional funding to execute the current business plan.

Note 2 - Significant Accounting Policies

Basis of Presentation

The Merger was accounted for as a reverse recapitalization, with Amesite Operating Company considered the acquirer for accounting purposes. The consolidated financial statements of the Company reflect the historical operations of Amesite Operating Company before the Merger.

The Company’s fiscal year ends June 30. As a result of the change in fiscal year end disclosed in Note 1, the financial statements presented cover the six months ended June 30, 2018 and the period from November 14, 2017, (inception of Amesite Operating Company) to December 31, 2017.

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and considering the requirements of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Amesite, Inc. and its wholly owned subsidiary, Amesite Operating Company. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

F-9

Amesite, Inc.

Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 2 - Significant Accounting Policies (Continued)

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

Cash

Cash consists of cash on deposit with a bank. The total amount of bank deposits (checking and savings accounts) that was insured by the FDIC at year end was $250,000.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives (primarily three to seven years). Costs of maintenance and repairs are charged to expense when incurred.

Depreciable Life - Years

Leasehold improvements	Shorter of estimated lease term or 10 years
Furniture and fixtures	7 years
Computer equipment and software	5 years

Capitalized Software Costs

The Company capitalizes significant costs incurred in the development of software for internal use, including the costs of the software, materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal use computer software once final selection of the software is made. Costs incurred prior to the final selection of software and costs not qualifying for capitalization are charged to expense. There was no amortization expense of capitalized software costs during the periods ended June 30, 2018 or December 31, 2017 as the software was not yet completed.

Income Taxes

A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

Risks and Uncertainties

The Company intends to operate in an industry subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, and other risks associated with an early stage company, including the potential risk of business failure.

F-10

Amesite, Inc.

Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 2 - Significant Accounting Policies (Continued)

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

The Company has incurred losses since inception, is still in the early stages of developing its service platform, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover costs over an extended period of time. These factors raise substantial doubt about the our ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. Despite management’s ongoing efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Research and Development

Research and development expenditures are charged to expense as incurred. Research and development expense of approximately $39,000 and $17,000 were charged to expense during the periods ended June 30, 2018 and December 31, 2017, respectively.

Net Loss per Share

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. For the period ended June 30, 2018, the Company had 1,288,195 and 292,114 potentially dilutive shares of common stock related to common stock options and common stock warrants, respectively, as determined using the if-converted method and no potentially dilutive securities for the period ended December 31, 2017. For the periods ending June 30, 2018 and December 31, 2017, the dilutive effect of common stock options and common stock warrants has not been included in the average shares outstanding for the calculation of net loss per share as the effect would be anti-dilutive as a result of our net losses in these periods.

Stock-Based Payments

ASC Topic 718 “Compensation-Stock Compensation” requires companies to measure the cost of employee services received in exchange for the award of equity instruments based on the estimated fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. The Company accounts for shares of common stock, stock options and warrants issued to employees based on the fair value of the stock, stock option or warrant, if that value is more reliably measurable than the fair value of the consideration or services received.

The Company accounts for stock options and restricted stock issued to non-employees in accordance with the Financial Account Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 505-50 “Equity-Based Payments to Non-Employees”. Accordingly, the fair value of the stock compensation issued to non-employees is based upon the measurement date as determined at the earlier of either a) the date at which a performance commitment is reached, or b) the date which the necessary performance to earn the equity instruments is complete. As a measurement date has not yet been reached for the stock options outstanding held by non-employees, the Company remeasures these outstanding options to fair value at each reporting period. The measurement date for all restricted stock to compensate non-employees for consulting services may not be reached until the contractual end of the contract in September 2019. Accordingly, the Company has estimated the fair value of those services performed through June 30, 2018, and recorded an expense in the consolidated statements of operations.

Upcoming Accounting Pronouncements

In May 2014, the FSB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending June 30, 2020. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Company is still determining which method it will apply and whether it will adopt the standard prior to the effective date. The standard is not expected to have a significant impact on the consolidated financial statements.

F-11

Amesite, Inc.

Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 2 - Significant Accounting Policies (Continued)

The FASB issued ASU 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending June 30, 2021 and will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 9, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Note 3 - Reverse Recapitalization

Prior to the Merger, Lola One was a “shell” company registered under the Securities Exchange Act of 1934, as amended, with no specific business plan or purpose. Accordingly, the Merger is accounted for as a reverse recapitalization, with Amesite Operating Company considered the acquirer for accounting purposes.

As part of the Merger described in Note 1, the Company issued an aggregate of 5,833,333 shares of common stock in exchange for 100 percent of the outstanding and issued shares of Amesite Operating Company common stock. In addition, awards of stock options to purchase 650,000 shares of Amesite Operating Company’s common stock issued and outstanding immediately prior to the closing of the Merger were assumed and converted into options, with equivalent terms, to purchase 947,917 shares of common stock of the Company.

The reverse recapitalization presented in the Statement of Stockholders’ Equity reflects the net result of the shares exchanged at fair value and the 3,100,000 shares of common stock of the Company issued and outstanding prior to the Merger. A note payable Lola One had outstanding prior to the Merger, which was repaid during the period ended June 30, 2018, was recorded in additional paid-in capital. No other consideration was provided to Lola One as part of the reverse recapitalization.

Note 4 - Property and Equipment

Property and equipment are summarized as follows:

	June 30, 2018	December 31, 2017

Leasehold improvements	$47,129	$-
Furniture and fixtures	27,488	11,057
Computer equipment and software	22,701	1,843
Total cost	97,318	12,900
Accumulated depreciation	1,612	245
Net property and equipment	$95,706	$12,655

Depreciation expense for periods ended June 30, 2018 and December 31, 2017 was $1,367 and $245, respectively.

F-12

Amesite, Inc.

 Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 5 - Capital Stock

The Company issued an aggregate of 2,921,145 shares of common stock pursuant to closings of a private placement on April 27, 2018 and also on June 8, 2018, at the sale price of $1.50 per share. The aggregate gross proceeds were approximately $4.4 million.

In connection with the private placement, the Company agreed to compensate the U.S. registered broker-dealer (the “Placement Agent” with (i) a cash commission of 10 percent of the gross proceeds raised from investors in the private placement introduced by them, and (ii) warrants to purchase that number of shares of common stock equal to 10 percent of the number of shares of common stock sold to investors in the private placement introduced by them. Accordingly, the $438,172 cash commission paid and warrants with a fair value of $203,615 issued to the Placement Agent to purchase up to an aggregate of 292,114 shares of common stock in the Company are included in issuance costs in the Statement of Stockholders’ Equity.

Concurrent with the closing of the private placement, former shareholders of Amesite Operating Company purchased 895,829 shares of common stock of the Company at a price of $1.20 per share for aggregate gross proceeds of approximately $1 million.

The capital structure of the Company includes 50,000,000 authorized shares of common stock with a par value of $0.0001 per share and 5,000,000 authorized shares of preferred stock with a par value of $0.0001 per share.

As of June 30, 2018, there were 12,750,307 and 0 shares of common stock and preferred stock, respectively, issued and outstanding.

As of December 31, 2017, there were 5,833,333 and 0 shares of common stock and preferred stock, respectively, issued and outstanding. See Note 3 for additional information.

Note 6 - Warrants

On April 27, 2018 and June 8, 2018, the Company issued 212,665 and 79,449 common stock warrants, respectively, to the Placement Agent related to fundraisings. The warrants have a term of five years from the closing date of the private placements and an exercise price of $1.50 per share. The Company measures the warrants using the Black-Scholes Model (“BSM”) to estimate their fair value.

The warrants are classified in stockholders’ equity of the Company.

The fair value of the warrants issued during the year was $203,615 based on the following inputs and assumptions using the BSM: (i) expected stock price volatility of 44.50%; (ii) risk-free interest rate of 2.86%; and (iii) expected life of warrants of 6 years.

The weighted-average exercise price of all warrants outstanding as of June 30, 2018 was $1.50 per share.

F-13

Amesite, Inc.

 Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 7 - Stock-Based Compensation

The Company’s 2018 Equity Incentive Plan was adopted as part of the Merger (the “2018 Plan”), which replaced the 2017 Equity Incentive Plan (“2017 Plan”) that existed prior to the Merger. There were no outstanding option grants as of December 31, 2017 under the 2017 Plan and no expense recognized during the period ended December 31, 2017. During 2018, the Company granted options and restricted stock units under the 2017 Plan, all of which converted to options and restricted stock units under the 2018 Plan in the Merger. The terms of the 2018 Plan are equivalent to those of the 2017 Plan.

The 2018 Plan permits the grant of stock options, stock appreciation rights, restricted stock, or restricted stock units to officers, employees, directors, consultants, agents, and independent contractors of the Company. The Company believes that such awards better align the interests of its employees, directors, and consultants with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest over two years from the grant date and generally have ten-year contractual terms. Certain option awards provide for accelerated vesting (as defined in the 2018 Plan).

During the six months ended June 30, 2018, no awards were granted under the 2018 Plan. 2,529,000 shares of common stock will be available for awards granted under the 2018 Plan, inclusive of 947,917 shares subject to options originally granted to non-employees under the 2017 Equity Incentive Plan (“2017 Plan”), converted to options under the 2018 plan in the Merger.

The Company estimates the fair value of each option award using a BSM that uses the weighted-average assumptions included in the table below. Expected volatilities are based on historical volatility of comparable companies. The Company uses historical data to estimate option exercise within the valuation model, or estimates the expected option exercise when historical data is unavailable. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. When calculating the amount of annual compensation expense, the Company has elected not to estimate forfeitures and instead accounts for forfeitures as they occur.

A summary of option activity for the six months ended June 30, 2018 is presented below:

Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Total Shares

Outstanding at December 31, 2017	-	$-		-
Granted	947,917	1.50	10.0	947,917
Outstanding at June 30, 2018	947,917	1.50		947,917

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2018 was $0.70. The options contained time-based vesting conditions satisfied over a period of two years from the grant date.

As of June 30, 2018, there was approximately $582,000 of total unrecognized compensation cost related to nonvested options. That cost is expected to be recognized over a weighted-average period of 1.75 years.

The Company recognized $180,802 in expense related to the 2018 Plan for the period ended June 30, 2018, composed of $102,084 for consulting services to be settled in restricted shares and $78,718 related to nonqualified stock options granted to non-employees.

On July 13, 2018, the Company issued 340,278 shares of restricted common stock under the 2018 Plan to non-employees in exchange for consulting services provided to the Company. As of June 30, 2018, there was approximately $306,000 of total unrecognized compensation cost related to unrendered services. That cost is expected to be recognized over the remaining contractual period of approximately 1.25 years.

Note 8 - Related Party Transactions

The following is a description of transactions between the Company and related parties:

Advances from stockholder

As of June 30, 2018 and December 31, 2017, the Company had outstanding advances from a stockholder totaling $1,065 and $28,728, respectively. Advances from a stockholder of $210,564 and $28,728 to fund certain costs were received during the period ended June 30, 2018 and December 31, 2017, respectively. The Company repaid most of these advances during the period ended June 30, 2018.

F-14

Amesite, Inc.

Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 9 - Operating Lease

The Company is obligated under an operating lease primarily for its offices. The lease requires the Company to pay insurance, utilities, and shared maintenance costs in addition to the monthly rent of $3,733. A refundable security deposit of $5,000 was also required as part of the lease. The lease expires in May, 2019 and has a one year renewal option. Total rent expense under the lease was $26,609 and $5,973 for the periods ended June 30, 2018 and December 31, 2017, respectively. The future minimum annual commitments under this operating lease are $37,333 through June 30, 2019.

Note 10 - Income Taxes

The Company has incorporated as a taxable corporation for tax purposes. The Company files income tax returns in the U.S. federal and State of Michigan jurisdictions. For the six months ended June 30, 2018 and period from inception through December 31, 2017, the Company’s activities have not generated any taxable income or tax liabilities. Accordingly, a full valuation allowance has been recognized against any tax expense, provision or deferred tax benefits.

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes is as follows:

	2018	2017

Income tax expense (recovery), computed at 34 percent of pretax income (loss)	$(102,921)	$(10,698)
Effect of nondeductible expenses	191	56
Changes to statutory tax rates	4,069	-
Change in valuation allowance	98,662	10,642
Total provision for income taxes	$1	$-

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes as a result of adjustments to the valuation allowance, expenses that are not deductible for tax purposes and the reduction in the federal income tax rate from 34 percent to 21 percent.

The details of the net deferred tax asset (liability) are as follows:

	2018	2017

Deferred tax assets:
Depreciation	$339	$83
Start-up and organizational costs	68,077	4,782
Stock compensation expense	16,530	-
Net operating loss carryforward	24,358	5,777
Gross deferred tax assets	109,304	10,642
Valuation allowance recognized for deferred tax assets	(109,304)	(10,642)
Net deferred tax assets	$-	$-

Deferred tax assets result primarily from various start-up operating costs that will be deductible when the Company is deemed to have begun trade or business, as well as net operating losses. The Company has approximately $116,000 of net operating loss carryforwards available to reduce future income taxes, of which approximately $17,000 of net operating loss carryforwards expire in 2037. Due to uncertainty as to the realization of the net operating loss carryforwards and other deferred tax assets as a result of its limited operating history and operating losses since inception, a full valuation allowance has been recorded against the Company’s deferred tax assets.

The Company does not have any material unrecognized tax benefits as of June 30, 2018 or December 31, 2017. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later based upon ongoing analyses of tax laws, regulations, and interpretations thereof as well as other factors.

If applicable, the Company would classify any potential interest and penalties related to possible future liabilities for unrecognized income tax benefits as part of income taxes in the accompanying consolidated financial statements. No interest or penalties were recorded during the periods ended June 30, 2018 or December 31, 2017.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law effective December 31, 2017. The reduction of the corporate tax rates decreased the valuation of net deferred tax assets by approximately $4,000 at December 31, 2017.

F-15

Amesite, Inc.

 Notes to Consolidated Financial Statements

June 30, 2018 and December 31, 2017

Note 11 - Subsequent Events

On July 13, 2018, the Company issued 340,278 restricted shares of common stock in exchange for consulting services provided during the period ended June 30, 2018, and for future services unrendered. The expense of the restricted share grant will be expensed ratably over the term of the consulting contract. The restricted shares are subject to various provisions that prevent the stockholders from selling, transferring or pledging the shares until the earlier of twelve months after the Company’s common stock is quoted and traded on a public exchange or October 1, 2019.

On July 23, 2018, the Company issued 70,000 stock options to purchase common stock to employees with an exercise price of $1.50, vesting over a period of four years from the commencement date. The Company also issued 109,000 stock options to purchase common stock to a consultant, with an exercise price of $1.50, vesting over a period of four years from the commencement date.

F-16